 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-291446
Prospectus Supplement
(To Prospectus dated November 12, 2025)
Smurfit Westrock Financing Designated Activity Company
$800,000,000 5.185% Senior Notes due 2036
guaranteed on a senior basis by Smurfit Westrock plc and certain of its subsidiaries
Smurfit Westrock Financing Designated Activity Company (the “Issuer”), a designated activity company incorporated under the laws of Ireland and a wholly owned direct subsidiary of Smurfit Westrock plc (“Smurfit Westrock”), a public limited company incorporated under the laws of Ireland, is offering (the “Offering”) $800,000,000 aggregate principal amount of its 5.185% Senior Notes due 2036 (the “Notes”). We intend to use an amount equivalent to the proceeds of the Offering to finance or refinance a portfolio of eligible assets and expenditures (the “Eligible Green Projects”) in accordance with Smurfit Westrock’s Green Finance Framework, which Smurfit Westrock may, in the future, update in line with developments in the market.
The Issuer will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026. The Notes will mature on January 15, 2036.
The Issuer may redeem the Notes, in whole or in part, at any time at the applicable redemption price described under the heading “Description of Notes — Optional Redemption.” The Issuer may also redeem the Notes in whole, but not in part, at any time upon giving proper notice if changes in tax laws impose certain withholding taxes or other deductions on amounts payable on the Notes or the Guarantees (as defined below), at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the redemption date. Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of Notes”), each holder of Notes may require the Issuer to repurchase all or a portion of its Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the date of purchase.
The Notes will be the Issuer’s senior obligations. As of the Issue Date (as defined below), the Notes will rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes (including the Issuer’s Existing Notes (as defined in “Description of Notes”) and its guarantee of the Revolving Facility Agreement, the Existing SW Notes and the CP Program (each as defined in “Description of Notes”)), rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes, be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s subsidiaries other than subsidiaries that are Guarantors (as defined below).
The Notes will be, subject to any applicable limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior basis (the “Guarantees”) by each of Smurfit Westrock and Smurfit Kappa Group Limited (“Smurfit Kappa”), Smurfit Kappa Treasury Unlimited Company (“SKT”), Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company (“WestRock”), WRKCo Inc. (“WRKCo”), WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “Subsidiary Guarantors” and, together with Smurfit Westrock, the “Guarantors”). The Guarantees may be released under certain circumstances. See “Description of Notes.”
Application will be made for the Notes to be admitted to the Official List of the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) and to trading on the Global Exchange Market and added to the Euronext ESG Bonds platform in accordance with the rules of that exchange. There is no assurance, however, that this application will be accepted. The Global Exchange Market is not a regulated market for the purposes of Directive 2014/65/EU (as amended, “MiFID II”). This prospectus supplement does not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (as may be amended, the “Prospectus Regulation”).
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase the Notes.
	Per Note	Total
Public offering price(1)	99.987%	$799,896,000
Underwriting discount	0.650%	$5,200,000
Proceeds to us (before expenses)	99.337%	$794,696,000

(1)
Plus accrued interest, if any, from November 21, 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that a substantial portion of the assets of the Issuer and the Guarantors are outside the United States.
The Issuer expects that delivery of the Notes will be made to investors in book-entry only form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its direct and indirect participants (including Clearstream Banking, S.A., and Euroclear Bank SA/NV, as operator of the Euroclear system) on or about November 21, 2025 (the “Issue Date”).
Joint Book-Running Managers
Citigroup	Credit Agricole CIB	Mizuho	Wells Fargo Securities
ING	J.P. Morgan	PNC Capital Markets LLC	RBC Capital Markets	SMBC Nikko
Senior Co-Managers
Barclays	BNP PARIBAS	COMMERZBANK	Danske Markets	Deutsche Bank Securities	Goodbody	Lloyds Securities
NatWest	Rabo Securities	Santander	Scotiabank	SEB	TD Securities
Co-Managers
Bank of China	Regions Securities LLC	Siebert Williams Shank	The Governor and Company of the Bank of Ireland
The date of this prospectus supplement is November 17, 2025.

IMPORTANT NOTICE ABOUT INFORMATION IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes and the Guarantees. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Notes and the Guarantees. The accompanying prospectus, dated November 12, 2025, is referred to as the “prospectus” in this prospectus supplement.
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the prospectus. Neither we nor the underwriters take any responsibility for or can provide any assurance as to the reliability of any other information that others may give you. Neither we nor the underwriters are making an offer of the Notes in any jurisdiction where the offer is not permitted.
The information contained in the prospectus and this prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information, and our business, financial condition, results of operations and prospects may have changed since such date. Such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this prospectus supplement, the accompanying prospectus or the information incorporated by reference therein and by any amendments to the prospectus or subsequently filed prospectus supplements.
To the extent there is a conflict between the information contained in this prospectus supplement or any free writing prospectus we may authorize to be delivered to you and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
In this prospectus supplement, all capitalized terms and acronyms used and not otherwise defined herein have the meanings provided in the prospectus. In this prospectus supplement, the prospectus and any document incorporated by reference herein or therein, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in U.S. dollars or “$”. “U.S. dollars” or “$” means the lawful currency of the United States. References to “euro”, “EUR” or “€” refer to the euro, the currency of the European Union Member States participating in the European Monetary Union.
Unless otherwise indicated, all financial information included in this prospectus supplement, the prospectus and any document incorporated by reference is determined using U.S. GAAP. “U.S. GAAP” means generally accepted accounting principles in the United States.
Unless otherwise specified or the context otherwise requires, in this prospectus supplement, when we refer to the “Company”, the “Group” “we,” “us” and “our”, we are referring to Smurfit Westrock and all of its subsidiaries (including any of their predecessors).
IN CONNECTION WITH THIS OFFERING, CITIGROUP GLOBAL MARKETS INC., AS STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF), MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL; HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME AND WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED MUST BE CARRIED OUT IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

Prospectus Supplement
Prospectus

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may include certain “forward-looking statements” (including within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding, among other things, the plans, strategies, outcomes, outlooks and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed Combination (as defined herein) of Smurfit Kappa and WestRock (including, but not limited to, synergies as well as our scale, geographic reach and product portfolio, or impact of announced closures), and any other statements regarding Smurfit Westrock’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Forward-looking and other statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also address the Company’s corporate responsibility progress, plans, and initiatives (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, we are providing the following cautionary statement.
Statements that are not historical facts, including statements about the beliefs and expectations of the management of Smurfit Westrock, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur.
Important factors that could cause actual results to differ materially from plans, estimates or expectations include: ongoing weakness and/or changes in demand environment; the impact of economic downtime; our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the implementation of tariffs by the U.S. federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia and other countries have taken or may take in response); the impact of prolonged or recurring U.S. federal government shutdowns and any resulting volatility in the capital markets or interruptions in the Company’s access to capital; the impact of public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company’s ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company’s capital expenditures; risks related to international sales and operations; failures in the Company’s quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company’s systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company’s ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company’s ability to comply with changing environmental laws and regulations; the Company’s ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company’s significant levels of indebtedness; the impact of the Combination on the Company’s credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company’s shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, U.S. or UK administrations; loss contingencies or legal proceedings instituted, threatened, future or pending against the Company, including with respect to antitrust related matters; actions by third parties, including government agencies; the Company’s ability to promptly and effectively integrate Smurfit Kappa’s and WestRock’s businesses; the Company’s ability to achieve the synergies and value creation contemplated by the Combination; the Company’s ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a U.S. corporation or be subject to certain unfavorable U.S. federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company’s group operates or in economic or technological trends or conditions, and other risks set forth under the heading “Risk Factors” in Part I, Item 1A. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and as may be updated in the Company’s subsequent Quarterly Reports on Form 10-Q.
The Company’s forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Smurfit Westrock files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains Smurfit Westrock’s reports, proxy statements and other information regarding us at http://www.sec.gov. Smurfit Westrock’s SEC filings are also available free of charge on Smurfit Westrock’s website at http://www.smurfitwestrock.com. Smurfit Westrock’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the accompanying prospectus and you should not rely on any such information in making your investment decision.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with it, which means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus.
We incorporate by reference in this prospectus supplement the following documents:
•
Annual Report of Smurfit Westrock on Form 10-K for the year ended December 31, 2024, filed on March 7, 2025;

•
Quarterly Reports of Smurfit Westrock on Form 10-Q for the fiscal quarters ended March 31, 2025 (filed on May 9, 2025), June 30, 2025 (filed on August 7, 2025) and September 30, 2025 (filed on November 7, 2025);

•
Current Reports of Smurfit Westrock on Form 8-K filed on September 13, 2024 (excluding Exhibit 99.9), January 16, 2025, February 28, 2025, March 11, 2025, April 30, 2025 and May 2, 2025; and

•
the unaudited condensed pro forma combined financial information for the year ended December 31, 2024 set forth under the heading “Unaudited Condensed Pro Forma Combined Financial Information” in Smurfit Westrock’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-286364), originally filed with the SEC on April 3, 2025.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any future filings that we may make with the SEC under Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the Offering of the Notes made by means of this prospectus supplement; provided, however, that no portion of any documents or information that is deemed to be furnished and not filed with the SEC shall be incorporated by reference herein, and unless specifically stated to the contrary, no information disclosed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that may be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.
Any statement in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or the accompanying prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. All information appearing in this prospectus supplement and the accompanying prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.
We will provide, free of charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus if such person makes a written or oral request directed to Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland or by telephone at +353 1 202 7000.

You should rely only upon the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement.

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read and base your investment decision on this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.
The Company
Smurfit Westrock plc was created in July 2024 as a strategic combination between Smurfit Kappa, one of the leading integrated corrugated packaging manufacturers in Europe, with a large-scale pan-regional presence in Latin America, and WestRock, one of the leaders in North America in corrugated and consumer packaging solutions and a multinational provider of sustainable fiber-based paper and packaging solutions.
Smurfit Westrock is a global leader in sustainable, paper-based packaging with extensive scale, quality products and geographic reach and diversity. We aim to create the ‘go-to’ packaging partner of choice, bringing together highly complementary portfolios and sets of capabilities benefiting customers, employees and shareholders.
Smurfit Westrock was incorporated and registered in Ireland on July 6, 2017 under the Irish Companies Act as a private company limited by shares with the name “Cepheidway Limited” and registered number 607515. On September 12, 2023, Smurfit Kappa and WestRock announced entry into a transaction agreement pursuant to which the companies would execute a strategic combination (the “Combination”). Prior to the Combination, Smurfit Westrock re-registered as an Irish public limited company pursuant to Part 20 of the Irish Companies Act and was renamed “Smurfit Westrock plc.” Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock, and Smurfit Westrock continued as the new holding company of the combined group of Smurfit Kappa and WestRock. As a result of the Combination, former Smurfit Kappa shareholders and WestRock shareholders became holders of Smurfit Westrock ordinary shares. Smurfit Westrock had no historical operations nor traded or carried out any business of its own since its incorporation until just prior to consummation of the Combination.
Smurfit Westrock has a dual listing on the New York Stock Exchange (the “NYSE”) and the standard listing segment of the Official List of the UK Financial Conduct Authority, and Smurfit Westrock ordinary shares trade on the NYSE under the symbol “SW” and the London Stock Exchange’s main market for listed securities under the symbol “SWR.”
Smurfit Westrock has its principal executive offices at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, Tel. No.: +353 1 202 7000.
You can find a more detailed description of Smurfit Westrock’s business in its Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
The Issuer
The Issuer is a designated activity company incorporated under the laws of Ireland and a wholly owned direct subsidiary of Smurfit Westrock. The Issuer was incorporated on October 25, 2024. The Issuer serves as a financing subsidiary of Smurfit Westrock, responsible for certain treasury operations. The registered office and principal executive office of the Issuer is located at Beech Hill, Clonskeagh, Dublin 4, Ireland, and its telephone number is +353 1 202 7000.
Recent Developments
Subject to market conditions, SKT may offer euro-denominated senior notes (the “Euro Notes”) pursuant to a separate prospectus supplement (the “Concurrent Offering”). The Issuer will be a guarantor of the Euro Notes. Closing of the Concurrent Offering is subject to customary closing conditions. The completion of this Offering is not conditioned upon the successful completion of the Concurrent Offering. We cannot assure you that the Concurrent Offering will be completed. This prospectus supplement is not, and should not be construed as, an offer of any securities other than the Notes. Certain of the underwriters in this Offering and/or their respective affiliates will act as underwriters in the Concurrent Offering.

The Offering
The summary below describes the principal terms of the Notes and the Guarantees. It is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes and the Guarantees.
Issuer
Smurfit Westrock Financing DAC, a designated activity company incorporated under the laws of Ireland that is a wholly owned direct subsidiary of Smurfit Westrock.
Issuer LEI
6354005S6ZLHLVX7VT12
Notes Offered Hereby
$800.0 million aggregate principal amount of 5.185% Senior Notes due 2036.
Issue Date
November 21, 2025.
Maturity Date
The Notes will mature on January 15, 2036.
Interest Rate and Payment
Dates
The Issuer will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026, at a rate of 5.185% per annum.
Denominations
The Notes will be issued in a minimum denomination of $200,000 and integral multiples of $1,000 in excess thereof.
Guarantors
The Notes will be, subject to any applicable limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Guarantors.
The Notes will also be guaranteed by each existing and future subsidiary of Smurfit Westrock that thereafter guarantees the Notes in accordance with the indenture that will govern the Notes (the “Indenture”).
The Guarantees may be released under certain circumstances. For information regarding limitations on the amount and enforceability and the release of the Guarantees, see “Risk Factors — Risks Related to the Notes — Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability” and “Limitations on Validity and Enforceability of the Guarantees.”
Ranking of the Notes
The Notes will be senior obligations of the Issuer and will:
•
rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes, including the Issuer’s Existing Notes and its guarantee of the Revolving Facility Agreement, the Existing SW Notes and the CP Program;

•
rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes;

•
be effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
be structurally subordinated in right of payment to any

obligations of Smurfit Westrock’s subsidiaries other than subsidiaries that are Guarantors.
Ranking of the Guarantees
Under the Guarantees, the payments of all amounts payable under the Notes, including principal, premium, if any, interest and additional amounts, if any, will be guaranteed on a senior basis by the Guarantors.
The Guarantee of each Guarantor will be a senior obligation of such Guarantor and will:
•
rank equally in right of payment with all such Guarantor’s existing and future indebtedness that is not subordinated in right of payment to such Guarantee, including such Guarantor’s indebtedness under or guarantee of the Revolving Facility Agreement, the Existing Notes, the Existing SW Notes (to the extent applicable), the Farm Loan Credit Agreement and the CP Program;

•
rank senior in right of payment to all such Guarantor’s existing and future indebtedness that is expressly subordinated in right of payment to such Guarantee; and

•
be effectively subordinated to all such Guarantor’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Use of Proceeds
We intend to (a) use the net proceeds from this Offering (i) to redeem the outstanding $500.0 million in aggregate principal amount of 3.375% Senior Notes due 2027 issued by WRKCo (the “WRKCo 2027 Notes”) in full at the applicable redemption price set forth in the indenture governing the WRKCo 2027 Notes and (ii) for general corporate purposes, including the repayment of other indebtedness; and (b) use an amount equivalent to the proceeds of the Offering to finance or refinance a portfolio of Eligible Green Projects in accordance with our Green Finance Framework, which we may, in the future, update in line with developments in the market. WRKCo intends to issue the redemption notice for the WRKCo 2027 Notes, following the pricing of the Offering. See “Use of Proceeds” and “Capitalization.”
Optional Redemption
The Issuer has the option to redeem some or all of the Notes prior to their stated maturity date at any time and from time to time. See “Description of Notes — Optional Redemption.”
Additional Amounts
Any payments made by the Issuer on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for taxes in any Relevant Taxing Jurisdiction (as defined in “Description of Notes — Withholding Taxes”) unless required by law. If the Issuer or the Guarantors are required by law to withhold or deduct for such taxes with respect to a payment to the holders of the Notes, the Issuer or the Guarantors, as the case may be, will pay the additional amounts necessary so that the net amount received by the holders of the Notes after the withholding or deduction is not less than the amount that they would have received in the absence of the withholding or deduction, except as described under “Description of Notes — Withholding Taxes.”
Tax Redemption
The Issuer may redeem the Notes in whole, but not in part, at any time upon giving proper notice if changes in tax laws impose certain withholding taxes or other deductions on amounts payable on the Notes or the Guarantees, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the redemption date. See “Description of Notes — Redemption for Taxation Reasons.”
Change of Control Repurchase Event
Upon the occurrence of a “Change of Control Repurchase Event” (as defined in “Description of Notes”), each holder of Notes may require the Issuer to repurchase its Notes at a purchase price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the date of the purchase. See “Description of Notes — Repurchase at the Option of Holders — Change of Control Repurchase Event.”
Certain Covenants
The Issuer will issue the Notes pursuant to the Indenture. The Indenture will contain certain covenants that limit, among other things, the ability of Smurfit Westrock and its subsidiaries to:
•
incur liens on their principal properties to secure indebtedness; and

•
merge or consolidate with other entities.

These covenants are subject to important exceptions and qualifications. For a more detailed description of these covenants, see “Description of Notes — Certain Covenants.”
Absence of a Public Market for the Notes
The Notes will be new securities for which there is no existing market. Although certain of the underwriters of the Notes have advised the Issuer and the Guarantors that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes.
Listing
Application will be made for the Notes to be admitted to the Official List of Euronext Dublin, and to trading on the Global Exchange Market and added to the Euronext ESG Bonds platform in accordance with the rules of that exchange. There is no assurance, however, that this application will be accepted.
Trustee, Paying Agent, Transfer Agent and Registrar
Deutsche Bank Trust Company Americas.
Irish Listing Agent
William Fry LLP.
Governing Law of the Indenture, the Notes and the Guarantees
State of New York.
Risk Factors
For a discussion of certain risks that should be considered in connection with an investment in the Notes, see “Risk Factors.”

RISK FACTORS
An investment in the Notes involves a high degree of risk. You should carefully consider the following risks, together with other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, in deciding whether to invest in the Notes. The occurrence of any of these events could materially adversely affect our business, financial condition or results of operations. If these events occur, the trading prices of the Notes could decline, the Issuer and the Guarantors may not be able to pay all or part of the interest or principal on the Notes, and you may lose all or part of your investment. The order in which the risk factors are presented does not necessarily reflect the likelihood of their occurrence or the magnitude or significance of the individual risk factor. Furthermore, additional risks not currently known to us or that we now deem immaterial may also harm us and affect your investment.
Risks Related to Our Business
You should read “Risk Factors” in Smurfit Westrock’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, for information on risks relating to our business.
Risks Related to the Notes
An amount equal to the proceeds of the Offering may ultimately not be fully dispersed towards Eligible Green Projects and, in some cases, the use of proceeds of the Offering or the Eligible Green Projects may not be suitable for the investment criteria of an investor seeking exposure to green assets.
We intend to use an amount equal to the proceeds of the Offering to finance or refinance a portfolio of Eligible Green Projects in, or substantially in, accordance with the description in “Use of Proceeds” and our Green Finance Framework, which we may, in the future, update in line with developments in the market. There is a risk, however, that any project deemed to be an Eligible Green Project will not be implemented in a timely manner or at an acceptable cost and that, as a result, such proceeds will not be, or will only be partially, disbursed for or towards such Eligible Green Projects. Any such failure will not constitute an event of default under the Notes, or give rise to any other claim of a holder of the Notes. In addition, the market price of the Notes may be impacted by any failure by us to allocate an amount equal to the proceeds of the Offering to Eligible Green Projects.
Prospective investors should carefully read the information in “Use of Proceeds” and our Green Finance Framework regarding the use of such proceeds to determine for themselves the relevance and sufficiency of such information for the purpose of any investment in the Notes, and consult with their counsel or other advisors or undertake any other investigation such investors deem necessary before investing in the Notes. In particular, no assurance is given by us or any of the underwriters or any of their affiliates that the use of such proceeds for any Eligible Green Projects will satisfy, whether in whole or in part, any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own governing documents or investment portfolio mandates, or any present or future investor expectations with respect to green projects or green financing, in particular with regard to any direct or indirect environmental or green impact of any projects or uses that are the subject of, or related to, any Eligible Green Projects. In addition, adverse environmental, social or other impacts may result from the implementation or conduct of any Eligible Green Project, and any such project may become controversial or subject to criticism or protest by activist groups or other stakeholders, which could adversely affect the return on, value of and market for the Notes.
There are currently no clear definitions (legal, regulatory or otherwise) of, nor market consensus as to, what constitutes, a “green” or similarly-labelled project or product, or as to what precise attributes are required for a particular project or product to be defined as “green” or such other equivalent label. Accordingly, an Eligible Green Project may not meet any or all investor expectations regarding such “green” or other equivalently labelled objectives or meet any rating criteria, taxonomies, standards or other independent expectations.

In particular, the Eligible Green Projects may not meet any present or future investor expectations or requirements regarding the “green” label pursuant to Regulation (EU) 2020/852 on the establishment of a framework to facilitate sustainable investment, the so-called “EU Taxonomy.” Each prospective investor should review the factors described in our Green Finance Framework and the relevant information contained in this prospectus supplement and seek advice from their independent financial adviser or other professional adviser regarding its purchase of the Notes, as well as whether the Notes conform with the EU Taxonomy, before deciding to invest.
On November 15, 2024, ISS-Corporate provided an opinion (the “Second Party Opinion”) assessing the alignment of the Green Finance Framework with the June 2021 version of the voluntary process guidelines developed by the International Capital Markets Association that recommend transparency and disclosure and promote integrity in the development of the “green” bond market, as modified by the June 2022 Appendix 1 (the “2022 Green Bond Principles”), and the February 2023 version of the voluntary process guidelines developed by the Loan Market Association, the Loan Syndications and Trading Association and Asia Pacific Loan Market Association that aim to promote the development and integrity of the “green” loan product (the “2023 Green Loan Principles”). Neither the Second Party Opinion nor the Green Finance Framework is incorporated into, or forms part of, this prospectus supplement or the accompanying prospectus. We do not, and nor do the underwriters or any of their affiliates, make any representation as to (i) the suitability of any opinion or certification of any third party (whether or not solicited by us) or the Notes to fulfill any environmental and sustainability criteria, framework or performance metric; (ii) whether the Notes will meet current or future investor criteria and expectations with regard to environmental impact and sustainability performance; (iii) whether an amount equivalent to the proceeds of the Offering will be used to finance Eligible Green Projects; or (iv) the characteristics of the Eligible Green Projects, including their environmental and sustainability criteria. The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed above and other factors that may affect the value of the Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as at the date that the Second Party Opinion was initially issued. A withdrawal of the Second Party Opinion may affect the value of the Notes and/or may have consequences for certain investors with portfolio mandates to invest in “green” assets.
The Notes are expected to be admitted to the Official List of Euronext Dublin, and to trading on the Global Exchange Market and added to the Euronext ESG Bonds platform. We do not, and nor do the underwriters or any other person, give any representation or assurance that such listing or admission satisfies, whether in whole or in part, any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own governing documents or investment portfolio mandates, or any present or future investor expectations with respect to green projects or green financing, in particular with regard to any direct or indirect environmental or green impact of any projects or uses that are the subject of, or related to, any Eligible Green Projects. Furthermore, the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another. No representation or assurance is given or made by us or the underwriters or any other person that any such listing or admission to trading will be obtained in respect of any Notes or, if obtained, that any such listing or admission to trading will be maintained during the life of the Notes.
Any failure to apply an amount equal to the proceeds of the Offering for or towards any Eligible Green Projects, the withdrawal of the Second Party Opinion or any similar opinion or certification and/or the Notes no longer being listed or admitted to trading on any stock exchange or securities market may have a material adverse effect on the value of the Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for or towards “green” or similarly labelled objectives.
The Issuer may be unable to repurchase the Notes as required upon a Change of Control Repurchase Event.
If we experience a Change of Control Repurchase Event, the Issuer would be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the date of repurchase. However, the Issuer may be unable to do so because it might not have enough available funds, particularly since a Change of Control Repurchase Event could in certain circumstances cause part or all of our other debt to become due and payable. In addition, restrictions in our then-existing contractual obligations, including the Revolving Facility Agreement, may not allow us to make such required repurchases upon the occurrence of certain events constituting a change of control. See “Description of Notes — Repurchase at the Option of Holders — Change of Control Repurchase Event.”
The Notes will mature after a significant portion of our other indebtedness.
The Notes will mature on January 15, 2036. A significant portion of our indebtedness will mature prior to the maturity of the Notes. Therefore, we will be required to repay a substantial portion of our other creditors before the Issuer is required to repay a portion of the interest due on, and the principal of, the Notes. The Issuer may not have sufficient cash to repay all amounts owing on the Notes or its other indebtedness at their respective maturity. There can be no assurance that the Issuer will have the ability to borrow or otherwise raise the amounts necessary to repay such amounts.
You may face foreign exchange risks by investing in the Notes.
The Notes will be denominated and payable in U.S. dollars. If you measure your investment returns by reference to a currency other than the U.S. dollar, an investment in the Notes will entail foreign exchange-related risks due to, among other factors, possible significant changes in the value of the U.S. dollar relative to the currency by reference to which you measure the return on your investments because of economic, political and other factors over which we have no control. Depreciation of the U.S. dollar against the currency by reference to which you measure the return on your investments could cause a decrease in the effective yield of the Notes below their stated coupon rates and could result in a loss to you when the return on the Notes is translated into the currency by reference to which you measure the return on your investments. There may be tax consequences for you as a result of any foreign exchange gains resulting from an investment in the Notes. See “Certain Irish and United States Federal Income Tax Consequences.”
The Notes have minimum specified denominations of $200,000.
The Notes will be issued in minimum denominations of $200,000 and multiples of $1,000 in excess thereof. It is therefore possible that Notes may be traded in amounts that would cause a holder of Notes to hold a principal amount of less than $200,000 following such trade. In such a case, a holder of Notes who holds a principal amount of less than $200,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of Notes such that its holding amounts to at least $200,000.
The insolvency laws of Ireland and the Netherlands may not be as favorable to you as U.S. bankruptcy laws or those of another jurisdiction with which you are familiar.
The Issuer is incorporated under the laws of Ireland and Smurfit Westrock and certain of the Subsidiary Guarantors are incorporated in Ireland or the Netherlands (together, the “Non-US Guarantors”). The insolvency laws of these jurisdictions may not be as favorable to your interests as the laws of the United States or other jurisdictions with which you are familiar. In the event that any one or more of the Issuer, Smurfit Westrock, the other Non-US Guarantors or any other of Smurfit Westrock’s subsidiaries that are not incorporated in the United States experience financial difficulty, it may not be possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. A brief description of certain aspects of insolvency law in Ireland and the Netherlands is set out under “Limitations on Validity and Enforceability of the Guarantees.”
Insolvency and examinership laws in Ireland could limit your ability to enforce your rights under the Notes.
Each of the Issuer, Smurfit Westrock and certain of the Subsidiary Guarantors has its registered office in Ireland. As a result, there is a rebuttable presumption that each has its “centre of main interests” in Ireland and, consequently, it is likely that any insolvency proceedings applicable to it would be governed by Irish law. Insolvency proceedings governed by Irish law could limit your ability to enforce your rights under the Notes.

Irish insolvency laws generally provide that in the event of an insolvent winding-up of an Irish company, there are some unsecured claims which are given preference over other unsecured claims (such as claims under the Notes). The claims which are given preference include, among others, amounts due to the Irish Revenue Commissioners, amounts due to employees and liabilities and costs and expenses (including remuneration) incurred by a liquidator or examiner in connection with a winding-up or during an examinership of an Irish company, and are in some cases subject to limits as to time or amount.
Under Irish insolvency laws, if a company goes into liquidation, a liquidator may apply to the court to have certain transactions unwound if they are deemed unfair preferences or have the effect of perpetrating a fraud on the company, its creditors or its shareholders. In addition, Ireland has a court protection procedure, known as “examinership,” to facilitate the survival of companies in financial difficulties. The procedure, which is comparable to Chapter 11 procedures in the United States, provides ailing companies with a period of protection from their creditors, both secured and unsecured, to facilitate a restructuring of the company. During examinership, the rights of creditors are suspended so that no enforcement action or other legal proceedings can be commenced without the approval of the examiner or the relevant Irish court, as the case may be. Furthermore, the subject company cannot make any payment by way of satisfaction or discharge of the whole or a part of any liability incurred by it before presentation of a petition except in certain strictly defined circumstances, and no proceedings of any sort may be commenced against a guarantor in respect of the debts of the Irish company in examinership.
An examiner is given power, subject to certain limitations, to take whatever steps are necessary to prevent or rectify the effects of any act, omission, course of conduct, decision or contract in relation to a company which, in the examiner’s opinion, is or is likely to be to the detriment of that company, or any interested party. For example, an examiner may repudiate a covenant restricting further borrowing or the creation of security where he or she is of the opinion that the enforcement of the negative pledge would be likely to prejudice the survival of the company as a whole or any part of its undertaking as a going concern.
If the Issuer or any Non-US Guarantor with a registered office in Ireland is placed in examinership, you may be unable to enforce your rights under the Indenture during the period of the examinership and the Issuer’s and/or the relevant Non-US Guarantors’ respective obligations under the Notes and the Guarantees may be written down and/or amended.
The Issuer’s ability to pay principal and interest on the Notes may be affected by our organizational structure. The Issuer is a financing subsidiary of Smurfit Westrock with no material assets other than certain third-party cash assets and/or intercompany balances with other subsidiaries or affiliates of Smurfit Westrock and it relies on the generation of and receipt of income from other members of the Group to meet its payment obligations to you on the Notes, and such other members might not be able to make such payments in some circumstances.
The Issuer is a financing subsidiary of Smurfit Westrock responsible for certain treasury operations and has no material assets other than certain third-party cash assets and/or intercompany balances with other subsidiaries or affiliates of Smurfit Westrock. The Issuer’s ability to make payments on the Notes is dependent directly upon the generation of and receipt of income from other members of the Group, including in the form of repayment of intercompany debt, dividends or other distributions. Unless a subsidiary is a Guarantor, our subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. The ability of other members of the Group to make payments to the Issuer will depend upon their cash flows and earnings which, in turn, will be affected by all of the factors discussed in these “Risk Factors” and in “Risk Factors” in Smurfit Westrock’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
As a result, the amounts that the Issuer expects to receive from other members of the Group may not be forthcoming or sufficient to enable the Issuer to service its obligations under the Notes.
The Guarantors are all holding companies and/or finance and management companies with no material assets other than certain third-party cash assets and equity interests in, and/or intercompany balances with, other subsidiaries or affiliates of Smurfit Westrock and thus are dependent on dividends and other distributions from their subsidiaries.

Enforcing your rights as a noteholder or under the Guarantees across multiple jurisdictions may prove difficult.
The Notes will be issued by the Issuer, a designated activity company that is incorporated under the laws of Ireland, and guaranteed by the Guarantors, certain of which are incorporated under the laws of Ireland or the Netherlands. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in the jurisdictions mentioned above. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the Notes and the Guarantees will be subject to the insolvency and administrative laws of multiple jurisdictions and there can be no assurance that you will be able to effectively enforce your rights in such complex, multiple bankruptcy, insolvency or similar proceedings.
In addition, the bankruptcy, insolvency, administration, examinership and other laws of the Issuer’s and the Guarantors’ jurisdictions of organization may be materially different from, or in conflict with, each other and those of the United States, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could call into question whether any particular jurisdiction’s law should apply, adversely affect your ability to enforce your rights under the Notes and the Guarantees in those jurisdictions or limit any amounts that you may receive. See “Limitations on Validity and Enforceability of the Guarantees.”
The laws of Ireland or the Netherlands may limit the ability of the Guarantors located in such jurisdictions to guarantee debt of a sister or parent (whether direct or indirect) company. See “— Corporate benefit, financial assistance, capital maintenance laws and other limitations on the Guarantees may adversely affect the validity and enforceability of the Guarantees of the Notes.”
An active trading market may not develop for the Notes.
The Notes are new securities for which there is currently no existing market. Although application will be made by or on behalf of the Issuer to admit the Notes to the Official List of Euronext Dublin and for them to trade on the Global Exchange Market and added to the Euronext ESG Bonds platform, the Issuer cannot assure you that the Notes will become or will remain listed or admitted to trading. The Issuer cannot assure you as to the liquidity of any market that may develop for the Notes, the ability of holders of the Notes to sell them or the price at which the holders of the Notes may be able to sell them. The liquidity of any market for the Notes will depend on the number of holders of the Notes, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our own financial condition, performance and prospects, as well as recommendations by securities analysts. The Issuer cannot assure you that if a market for the Notes were to develop, such a market would not be subject to disruptions. The Issuer has been informed by certain of the underwriters of the Notes that they intend to make a market for the Notes after the Offering is completed. However, the underwriters are not obligated to do so and may cease their market making activity at any time without notice. In addition, such market making activity will be subject to limitations imposed by the Securities Act and other applicable laws and regulations. As a result, the Issuer cannot assure you that an active trading market for the Notes will develop or, if one does develop, that it will be maintained.
Certain considerations relating to book-entry interests.
Unless and until Notes in definitive registered form or definitive registered Notes are issued in exchange for book-entry interests (which may occur only in limited circumstances), owners of book-entry interests will not be considered owners or holders of the Notes. DTC (or its nominee) will be the sole registered holder of the global notes representing the Notes. After payment by the Paying Agent to, or to the order of a nominee for, DTC, the Issuer will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if you own a book-entry interest, you must rely on the procedures of DTC, and if you are not a participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights of a holder under the Indenture. See “Clearance and Settlement”.

You may be unable to serve process on the Issuer and the Non-US Guarantors or their directors and officers in the United States and enforce U.S. judgments based on the Notes and the Guarantees.
The Issuer is incorporated under the laws of Ireland, and the Non-US Guarantors are incorporated under the laws of Ireland or the Netherlands. Substantially all the directors and executive officers of the Issuer and the Non-US Guarantors live outside the United States. Substantially all the assets of the Issuer and the Non-US Guarantors, and substantially all the assets of their directors and executive officers, are located outside the United States. As a result, it may not be possible for you to serve process on such persons in the United States or to enforce judgments obtained in U.S. courts against them.
The Smurfit Westrock financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus may be of limited use in assessing the financial position of the Issuer or the Subsidiary Guarantors.
We have not presented in or incorporated by reference into this prospectus supplement and the accompanying prospectus separate financial statements or information for the Issuer and the Subsidiary Guarantors on a stand-alone basis. The Smurfit Westrock financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus present Smurfit Westrock, the ultimate parent of the Issuer, the Issuer, the Subsidiary Guarantors and the non-Guarantor subsidiaries on a consolidated basis. As the Issuer and the Guarantors as of the Issue Date are all holding companies and/or finance and management companies with no material assets other than certain third-party cash assets and equity interests in, and/or intercompany balances with, other subsidiaries or affiliates of Smurfit Westrock, the Smurfit Westrock financial statements may be of limited use in assessing the financial position of the Issuer and the Subsidiary Guarantors on a stand-alone basis.
The unaudited condensed pro forma combined financial information incorporated by reference into this prospectus supplement and the accompanying prospectus does not reflect the Offering or the Concurrent Offering and the use of proceeds therefrom, and may not reflect the actual financial condition and results of operations of Smurfit Westrock after the Combination.
This prospectus supplement and the accompanying prospectus incorporate by reference certain unaudited condensed pro forma combined financial information for the year ended December 31, 2024 of Smurfit Westrock, which gives effect to the Combination and should be read in conjunction with the Smurfit Westrock historical financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited condensed pro forma combined financial information gives effect to the financing used to fund the payment of the cash consideration and certain costs and expenses paid in connection with the Combination, but does not reflect any financing since the closing of the Combination, including the issuance of Notes in connection with this Offering or the Euro Notes in connection with the Concurrent Offering and the use of proceeds therefrom. See “Capitalization” and “Use of Proceeds.” The unaudited condensed pro forma combined financial information is presented for informational purposes only and is not necessarily indicative of what Smurfit Westrock’s actual financial condition or results of operations would have been had the Combination been completed on the dates indicated. The unaudited condensed pro forma combined financial information is based on various adjustments, assumptions and preliminary estimates and may not be an indication of Smurfit Westrock’s financial condition or results of operations. The actual financial condition and results of operations of Smurfit Westrock following the Combination, this Offering, the Concurrent Offering, the use of proceeds therefrom and completion of the integration of Smurfit Kappa’s and WestRock’s businesses will differ from and may not be consistent with, or evident from, the unaudited condensed pro forma combined financial information. In addition, the assumptions used in preparing the unaudited condensed pro forma combined financial information may not be realized, and other factors may affect Smurfit Westrock’s financial condition or results of operations. Accordingly, Smurfit Westrock’s business, results of operations and financial condition may differ significantly from those indicated by the unaudited condensed pro forma combined financial information.

The Notes will be structurally subordinated to the liabilities of non-Guarantor subsidiaries.
The Guarantors are all holding companies and/or finance and management companies. The subsidiaries of Smurfit Westrock that have material business operations or assets will not guarantee the Notes. Generally, holders of indebtedness of, and trade creditors of, non-Guarantor subsidiaries, including lenders under bank financing agreements, are entitled to payments of their claims from the assets of such subsidiaries before these assets are made available for distribution to any Guarantor, as direct or indirect shareholders.
Accordingly, in the event that any of the non-Guarantor subsidiaries becomes insolvent, liquidates or otherwise reorganizes:
•
the creditors of the Guarantors (including the holders of the Notes) will have no right to proceed against such subsidiary’s assets; and

•
creditors of such non-Guarantor subsidiaries, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiary before any Guarantor, as direct or indirect shareholder, will be entitled to receive any distributions from such subsidiary.

There are circumstances other than repayment or discharge of the Notes under which the Guarantees will be released automatically without your consent or the consent of the Trustee.
Under various circumstances, the Guarantees will be released without the consent of holders of the Notes or the Trustee. See “Description of Notes — Guarantees Release.”
Corporate benefit, financial assistance, capital maintenance laws and other limitations on the Guarantees may adversely affect the validity and enforceability of the Guarantees of the Notes.
The laws of Ireland or the Netherlands may limit the ability of the Non-US Guarantors to guarantee debt of a related company. These limitations arise under various provisions or principles of corporate law, which include rules governing financial assistance and capital maintenance, under which, among others, the risks associated with a guarantee on account of a direct or indirect parent (or sister) company’s debt need to be reasonable and economically and operationally justified from such guarantor’s perspective, as well as thin capitalization and fraudulent transfer principles. If these limitations are not observed, the Guarantees by the Non-US Guarantors could be subject to legal challenge. In accordance with the applicable laws of these jurisdictions, such Guarantees contain language limiting the amount of debt guaranteed so that applicable local law restrictions will not be violated. Accordingly, if you were to enforce the Guarantee of a Non-US Guarantor in one of these jurisdictions, your claims are likely to be limited. In some cases, where the amount that can be guaranteed is limited by reference to the net assets and legal capital of the relevant Non-US Guarantor or by reference to the outstanding debt owed by the relevant Non-US Guarantor to the Issuer under intercompany loans, that amount might have reached zero or close to zero at the time of any insolvency or enforcement. Further, though we believe that the Guarantees by the Non-US Guarantors will be validly given by such Non-US Guarantors, in accordance with local law restrictions, there can be no assurance that a third-party creditor would not successfully challenge such Guarantees in legal proceedings.
Similarly, the laws of Ireland may prohibit, under certain conditions and unless available exemption procedures were carried out, so-called “financial assistance” such as direct or indirect, and whether by means of a loan, guarantee, the provision of security or otherwise, financial assistance for or in connection with a purchase of or subscription from that company’s shares or shares of its direct or indirect controlling entity. The consequence of a breach of the financial assistance prohibition would be the absolute invalidity or ineffectiveness of the respective transactions. Pursuant to the laws of Ireland, the Guarantees contain language excluding certain types of obligations from the scope of such Guarantees which, in turn, may limit the amount guaranteed or secured thereunder.
In addition, certain of the Non-US Guarantors are also borrowers under our Revolving Facility Agreement, and these limitations would not apply to borrowings under our Revolving Facility Agreement obtained by those Non-US Guarantors. Accordingly, the ability of the lenders under our Revolving Facility Agreement to recover the amount of loans made to those Non-US Guarantors would be superior to the ability of the holders of the Notes to enforce the Guarantees of such Non-US Guarantors to the extent these limitations apply to those Guarantees. See “Limitations on Validity and Enforceability of the Guarantees.”

Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.
The Issuer’s obligations under the Notes will be guaranteed by the Guarantors, many of which are incorporated under the laws of Ireland and the Netherlands. Although laws differ between these jurisdictions, in general, applicable fraudulent transfer and conveyance and equitable principles, insolvency laws and, in the case of the Guarantees of the Non-US Guarantors, limitations on the enforceability of judgments obtained in courts in such jurisdictions could limit the enforceability of such Guarantees against the relevant Non-US Guarantors. The court or an insolvency administrator may also in certain circumstances avoid a Guarantee where a Non-US Guarantor is close to or in the vicinity of insolvency. The following discussion of fraudulent transfer, conveyance and insolvency law, although an overview, describes generally applicable terms and principles, which are defined under the relevant jurisdiction’s fraudulent transfer and insolvency statutes.
In an insolvency proceeding, it is possible that creditors of the Non-US Guarantors or the appointed insolvency administrator may challenge the relevant Guarantees, and intercompany obligations generally, as fraudulent transfers or conveyances or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:
•
avoid or invalidate or declare ineffective all or a portion of such Non-US Guarantor’s obligations under its Guarantee;

•
direct that holders of the Notes return any amounts paid under a Guarantee to the relevant Non-US Guarantor or to a fund for the benefit of such Non-US Guarantor’s creditors; and

•
take other action that is detrimental to you.

If the Issuer cannot satisfy its obligations under the Notes and any Guarantee is found to be a fraudulent transfer or conveyance, voidable transaction or an improper transfer of assets or is otherwise set aside, the Issuer cannot assure you that it can ever repay in full any amounts outstanding under the Notes. In addition, the liability of each Non-US Guarantor under its Guarantee will be limited to the amount that will result in such Guarantee not constituting a fraudulent conveyance, voidable transaction or improper corporate distribution or otherwise being set aside. The amount recoverable from the Non-US Guarantors will also be limited. However, there can be no assurance as to what standard a court would apply in making a determination of the maximum liability. Also, there is a possibility that the entire Guarantee may be set aside, in which case, the entire liability may be extinguished.
In order to initiate any of these actions under fraudulent or improper transfer, voidable transaction or other applicable principles, courts may need to make findings that, at the time the Guarantees were issued, a Non-US Guarantor:
•
issued its Guarantee with the intent or knowledge of hindering, delaying or defrauding current or future creditors or with a desire to prefer some creditors over others, or created such security after its insolvency;

•
was aware of the fact that some creditors were disadvantaged over other creditors by these actions;

•
issued its Guarantee in a situation where a prudent businessman as a shareholder of such Non-US Guarantor would have contributed no equity to such Non-US Guarantor; or

•
received less than reasonably equivalent value for incurring the debt represented by the Guarantee on the basis that the Guarantee was incurred for the Issuer’s benefit, and only indirectly for the Non-US Guarantor’s benefit, or some other basis and (1) was insolvent or rendered insolvent by reason of the issue of the Guarantee, or subsequently became insolvent for other reasons; (2) was engaged, or was about to engage, in a business transaction for which the Non-US Guarantor’s assets were unreasonably small; or (3) intended to incur, or believed it would incur, debts beyond its ability to make required payments as and when they would become due.

However, less stringent requirements may be provided under the laws of certain jurisdictions.
Different jurisdictions evaluate insolvency on various criteria, but a Non-US Guarantor generally may, in different jurisdictions, be considered insolvent at the time it issued a Guarantee if:

•
its liabilities (including its contingent liabilities) exceed the fair market value of its assets;

•
it cannot pay its debts as and when they become due; or

•
the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they mature or become absolute.

Although the Issuer believes that it is solvent, and will be so after giving effect to the Offering of the Notes, there can be no assurance which standard a court would apply in determining whether a Non-US Guarantor was “insolvent” as at the date the Guarantees were issued or that, regardless of the method of valuation, a court would not determine that a Non-US Guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a Non-US Guarantor was insolvent on the date its Guarantee was issued, that payments to holders of the Notes constituted fraudulent transfers on other grounds.
For an overview of the enforceability issues as they relate to the Guarantees, see “Limitations on Validity and Enforceability of the Guarantees.”

USE OF PROCEEDS
We intend to (a) use the net proceeds from this Offering (i) to redeem the outstanding $500.0 million in aggregate principal amount of WRKCo 2027 Notes in full at the applicable redemption price set forth in the indenture governing the WRKCo 2027 Notes and (ii) for general corporate purposes, including the repayment of other indebtedness; and (b) use an amount equivalent to the proceeds of the Offering to finance or refinance a portfolio of Eligible Green Projects in accordance with our Green Finance Framework, which we may, in the future, update in line with developments in the market. WRKCo intends to issue the redemption notice for the WRKCo 2027 Notes following the pricing of the Offering. See “Capitalization.”
Certain of the underwriters and/or their respective affiliates may be holders of the WRKCo 2027 Notes and may therefore receive a portion of the net proceeds from this Offering. See “Underwriting.”
Our Green Finance Framework currently identifies the following as categories of Eligible Green Projects:
(a)
Circular economy adapted products, production technologies and processes and/or certified eco-efficient products. These are assets and expenditures associated with the sustainable and responsible production of circular paper-based packaging products through circular processes, including:

(i)
reclamation of used fibers;

(ii)
recycling of used fibers;

(iii)
paper milling; and

(iv)
packaging conversion.

(b)
Environmentally sustainable management of living natural resources and land use. These are assets and expenditures associated with certified sustainable forests and procurement of responsibly-sourced raw materials (such as wood, pulp, paper and recovered paper). Forests and raw materials certified in accordance with:

(i)
Forest Stewardship Council (FSC) standards;

(ii)
Sustainable Forestry Initiative (SFI); and

(iii)
Program for the Endorsement of Forest Certification (PEFC).

As of the date of this prospectus supplement, we believe that our Green Finance Framework is aligned with the 2022 Green Bond Principles and the 2023 Green Loan Principles. This is confirmed by the Second Party Opinion provided by ISS-Corporate.
For more details, see our Green Finance Framework and Second Party Opinion (each of which is not being incorporated by reference in, nor forms part of, this prospectus supplement or the accompanying prospectus).

CAPITALIZATION
The following table sets out as at September 30, 2025: (i) the cash and cash equivalents and consolidated capitalization of Smurfit Westrock and its subsidiaries on an actual basis and (ii) the cash and cash equivalents and consolidated capitalization of Smurfit Westrock and its subsidiaries on an as adjusted basis after giving effect to this Offering (after deducting estimated offering expenses, including underwriter fees), including the application of the net proceeds as described in “Use of Proceeds.” This table should be read together with Smurfit Westrock’s consolidated financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Smurfit Westrock’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of September 30, 2025
	Actual	As Adjusted
	($ in millions)
Cash and cash equivalents (including restricted cash)	851	1,141
Short Term Debt (excluding debt issuance costs)(1):	806	806
Long Term Debt:
Revolving Credit Facility	—	—
Term Loan Facilities	600	600
Bank loans(2)	16	16
Finance lease obligations(3)	505	505
Receivables Securitizations(4)	844	844
Senior Notes(5)
3.375% Senior Notes due 2027	485	—(6)
1.500% Senior Notes due 2027	881	881(7)
4.000% Senior Notes due 2028	584	584
3.900% Senior Notes due 2028	485	485
4.900% Senior Notes due 2029	749	749
0.500% Senior Notes due 2029	587	587
5.200% Senior Notes due 2030	749	749
8.200% Senior Notes due 2030	447	447
7.950% Senior Notes due 2031	335	335
4.200% Senior Notes due 2032	475	475
6.800% Senior Notes due 2032	81	81
3.454% Senior Notes due 2032	704	704
3.000% Senior Notes due 2033	520	520
1.000% Senior Notes due 2033	587	587
5.438% Senior Notes due 2034	1,000	1,000
5.418% Senior Notes due 2035	850	850
3.807% Senior Notes due 2036	704	704
6.840% Senior Notes due 2037	3	3
7.550% Senior Notes due 2047	174	174
5.777% Senior Notes due 2054	1,000	1,000
Notes offered hereby	—	800
Total Long Term Debt (excluding debt issuance costs)	13,365	13,680
Debt issuance costs	(60)	(69)
Total Debt (including debt issuance costs)	14,111	14,417

	As of September 30, 2025
	Actual	As Adjusted
	($ in millions)
Shareholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Treasury stock, at cost	(65)	(65)
Capital in excess of par value	16,057	16,057
Retained earnings	2,787	2,772
Accumulated other comprehensive loss	(347)	(347)
Noncontrolling interests	26	26
Total Equity	18,459	18,444
Total Capitalization	32,570	32,861

(1)
The “Actual” column includes the current portion of debt of Smurfit Westrock and its subsidiaries as at September 30, 2025, including the 7.5% Debentures due 2025, which will be repaid at maturity on November 20, 2025 with cash on hand.

(2)
The “Actual” column includes the non-current portion of long term bank loans of Smurfit Westrock and its subsidiaries as at September 30, 2025.

(3)
The “Actual” column includes the non-current portion of the finance lease obligations of Smurfit Westrock and its subsidiaries as at September 30, 2025.

(4)
The “Actual” column includes the non-current portion of the Group’s securitization facilities as at September 30, 2025.

(5)
The “Actual” column includes the non-current portion of the Group’s senior notes as at September 30, 2025.

(6)
We intend to give notice of our intention to redeem all of the WRKCo 2027 Notes following the pricing of this Offering.

(7)
If the Concurrent Offering occurs, we expect to give notice of our intention to redeem the SKT 2027 Notes, following the pricing of the Concurrent Offering.

DESCRIPTION OF NOTES
The following description of the particular terms of the Notes and the Guarantees (each as defined below) offered hereby supplements the description of the general terms and provisions of debt securities under the heading “Description of Debt Securities and Guarantees” in the accompanying prospectus. Capitalized terms used in this section of this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The Issuer will issue $800,000,000 aggregate principal amount of 5.185% Senior Notes due 2036 (the “Notes”) under an indenture, to be dated as of the Issue Date (the “Indenture”), among the Issuer, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”), paying agent (in such capacity, the “Paying Agent”), transfer agent (in such capacity, the “Transfer Agent”) and registrar (in such capacity, the “Registrar”).
The following description is a summary of the material provisions of the Indenture and the Notes. It does not restate those agreements in their entirety. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.
Brief Description of the Notes and the Guarantees
The Notes
The Notes will:
•
be senior unsecured obligations of the Issuer;

•
rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not subordinated in right of payment to the Notes, including the Issuer’s Existing Notes and its guarantee of the Revolving Facility Agreement, the Existing SW Notes and the CP Program;

•
rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is subordinated in right of payment to the Notes;

•
be effectively junior to all of the Issuer’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness;

•
be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s Subsidiaries other than Smurfit Westrock’s Subsidiaries that are Guarantors; and

•
be fully and unconditionally guaranteed by the Guarantors, subject to any applicable contractual limitations that reflect limitations under applicable law.

The Guarantees
The Notes will be, subject to any applicable limitations under applicable law, fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior basis by each of Smurfit Westrock plc (“Smurfit Westrock”) and Smurfit Kappa Group Limited, Smurfit Kappa Treasury Unlimited Company (“SKT”), Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc. (“WRKCo”), WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “Subsidiary Guarantors” and, together with Smurfit Westrock, the “Guarantors”). The Notes will also be guaranteed by any existing and future Subsidiary of Smurfit Westrock that is required to become a Guarantor in accordance with the covenant described under “— Certain Covenants — Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries.”
Each Guarantee of each Guarantor will:
•
be a senior unsecured obligation of such Guarantor;

•
rank equally in right of payment with all of such Guarantor’s existing and future Indebtedness that is not subordinated in right of payment to such Guarantee, including such Guarantor’s Indebtedness under or guarantee of the Revolving Facility Agreement, the Existing Notes, the Existing SW Notes (to the extent applicable), the Farm Loan Credit Agreement and the CP Program;
•
rank senior in right of payment to all of such Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Guarantee; and

•
be effectively junior to all of such Guarantor’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness.

The Guarantors are all holding companies and/or finance and management companies with no material assets other than certain third party cash assets and equity interests in (to the extent applicable), and/or intercompany balances with, other Subsidiaries or affiliates of Smurfit Westrock. The Subsidiaries of the Guarantors that have material business operations or assets will not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or any applicable Guarantor.
The Issuer is a financing subsidiary of Smurfit Westrock and has no material assets other than certain third-party cash assets and/or intercompany balances with, other subsidiaries or affiliates of Smurfit Westrock. As a result, the Issuer depends on the cash flow of its Subsidiaries and/or intercompany transfers from other Subsidiaries or affiliates of Smurfit Westrock to meet its obligations, including obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the non-Guarantor Subsidiaries of Smurfit Westrock. Any right of the Issuer or any Guarantor to receive assets of any of its non-Guarantor Subsidiaries upon that non-Guarantor Subsidiary’s liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that non-Guarantor Subsidiary’s creditors, except to the extent that the Issuer or such Guarantor is itself recognized as a creditor of the non-Guarantor Subsidiary, in which case the claims of the Issuer or such Guarantor, as the case may be, would still be subordinate in right of payment to any security in the assets of the non-Guarantor Subsidiary and any Indebtedness of the non-Guarantor Subsidiary senior in right of payment to that held by the Issuer or such Guarantor.
Principal, Maturity and Interest
The Notes will be issued in an initial aggregate principal amount of $800.0 million. The Issuer may issue additional Notes (the “Additional Notes”) under the Indenture from time to time after this Offering. The Notes and any Additional Notes issued under the Indenture will have the same terms (other than the issue date, issue price, first interest accrual date and in certain cases, the first interest payment date) and will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes and the Notes issued in this Offering are not part of the same “issue” for U.S. federal income tax purposes, the Additional Notes will have a separate ISIN and CUSIP number from the Notes issued in this Offering. For all purposes herein unless expressly stated otherwise, the term “Notes” shall include references to any Additional Notes.
The Issuer will issue the Notes offered hereby in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on January 15, 2036.
Interest on the Notes will accrue at the rate of 5.185% per annum on the aggregate nominal amount of the Notes outstanding. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2026, to the Holders of record of the Notes on the immediately preceding January 1 and July 1.
Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid.
Form of Notes
The Notes will initially be represented by one or more fully registered global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York.

Methods of Receiving Payments on the Notes
Payments of amounts owing in respect of the global notes (including principal, premium, interest, additional interest and Additional Amounts) will be made by the Issuer in U.S. dollars to the Paying Agent. The Paying Agent will, in turn, make such payments to DTC or its nominee, which will distribute such payments to participants in accordance with their respective procedures.
In the case of certificated notes, if a Holder has given wire transfer instructions to the Issuer, the Issuer will pay all interest, premium, if any, and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions. In all other cases, the Issuer may elect to make payments of interest, premium, if any, and Additional Amounts, if any, by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of a Paying Agent and Registrar for the Notes.
Paying Agent and Registrar for the Notes
Deutsche Bank Trust Company Americas will initially act as the Paying Agent, Transfer Agent and Registrar for the Notes. The Issuer may change the Paying Agent, Transfer Agent or Registrar for the Notes without prior notice to the Holders of the Notes, and Smurfit Westrock or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes; provided, however, that if and for so long as the Notes are admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market, and the GEM Rules so require, the Issuer will give notice of the change in the Paying Agent and Registrar to the Companies Announcement Office of Euronext Dublin.
Transfer and Exchange
A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar, the Trustee and any Paying Agent and Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.
If the Notes are to be redeemed in part, neither the Issuer nor the Trustee shall be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
No service charge will be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of the transfer or exchange.
The Holder of a Note will be treated as the owner of it for all purposes, subject to the terms of the Indenture.
Guarantees
The Notes will be, subject to any applicable contractual limitations that reflect limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Guarantors. Subject to certain limitations (including under applicable law), while any Existing Guarantee Covenant Notes are outstanding, each existing and future Subsidiary of Smurfit Westrock that thereafter guarantees any Indebtedness of Smurfit Westrock or any of its Subsidiaries under the Existing Guarantee Covenant Notes or any other Public Indebtedness will be required to provide a Guarantee in accordance with the covenant described under “— Certain Covenants — Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries.”
The Indenture limits the obligation to grant guarantees in favor of obligations under the Notes. The Indenture includes restrictions on the granting of guarantees where, among other things, such grant would be restricted by general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, thin capitalization rules, retention of title claims and similar principles. The obligations of the Guarantors will be contractually limited under the applicable Guarantees to reflect these limitations and other legal restrictions applicable to the Guarantors and their respective shareholders, directors and general partners. See “Risk Factors — Risks Related to the Notes — Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.”
Guarantees Release
The Guarantee of a Guarantor will be released with respect to the Notes:
(1)
in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Smurfit Westrock or a Subsidiary of Smurfit Westrock;

(2)
in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Smurfit Westrock or a Subsidiary of Smurfit Westrock, if the Guarantor ceases to be a Subsidiary of Smurfit Westrock as a result of the sale or other disposition;

(3)
upon the release or discharge of the guarantee or other obligation of such Guarantor under the Revolving Facility Agreement, or such other guarantee or other obligation that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee; provided that the guarantee of such Guarantor under the Existing Notes and the Existing SW Notes has been released or is concurrently released;

(4)
by written notice from the Issuer to the Trustee if such Guarantor does not then guarantee any obligations under any of the Existing Notes and the Existing SW Notes (after giving effect to Indebtedness and guarantees concurrently being released or repaid);

(5)
as described under “— Amendment, Supplement and Waiver”;

(6)
upon repayment of the Notes;

(7)
upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”; or

(8)
by written notice from the Issuer to the Trustee so long as the Notes have an Investment Grade rating from two or more Rating Agencies; provided that none of the Existing Notes and the Existing SW Notes are guaranteed by such Guarantor (after giving effect to guarantees concurrently being released) and no Default or Event of Default shall have occurred and be continuing at the time of such written notice;

provided, however, that, notwithstanding the above, any Guarantee by Smurfit Westrock may only be released to the extent that the Ultimate Parent has provided a Guarantee of the Notes (other than any release pursuant to clauses (5), (6) and (7) above).
Optional Redemption
Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes to be redeemed are scheduled to mature on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (ii) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, any redemption price shall be calculated by the Issuer, or on behalf of the Issuer by such Person as the Issuer may engage, and the calculation of the redemption price shall not be an obligation or duty of the Trustee or the Paying Agent.
Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the redemption date may be delayed without any additional notice until such time as any or all such conditions shall be satisfied.
In the case of a partial redemption of the Notes, selection of the Notes to be redeemed shall be made in the manner described under “— Selection and Notice.”
Except pursuant to the preceding paragraphs and except as described below under “— Redemption for Taxation Reasons,” the Notes will not be redeemable at the Issuer’s option. Nothing in the Indenture prohibits the Issuer or any other Subsidiary or Affiliate of the Ultimate Parent from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.
Selection and Notice
If less than all of the Notes are to be redeemed at any time, the Trustee or the Registrar will select Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, and in compliance with the requirements of DTC, as applicable, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $200,000 in aggregate principal amount or less, or other than in an integral multiple of $1,000 in excess thereof, shall be redeemed in part.
If and for so long as the Notes to be redeemed are admitted to the Global Exchange Market of Euronext Dublin and the rules of Euronext Dublin so require, not less than 10 nor more than 60 days prior to the redemption date, the Issuer will mail notice of redemption to Holders by first class mail, postage prepaid, or otherwise in accordance with the applicable procedures of DTC, to each Holder of Notes to be redeemed, at such Holder’s address appearing on the registration books of the Registrar (the “Register”). Such notice of redemption may also be posted on the official website of Euronext Dublin (www.ise.ie), to the extent and in the manner permitted by the rules of Euronext Dublin.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. In the case of a certificated Note, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Notes called for redemption become due on the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.
Redemption for Taxation Reasons
The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts (see “— Withholding Taxes”), if any, then due and which will become due on the

Tax Redemption Date as a result of the redemption or otherwise, if the Issuer or a successor of the Issuer (a “Payor”) determines that, as a result of:
(1)
any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation or

(2)
any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the Issue Date, the Change in Tax Law must become effective on or after the Issue Date. In the case of a Successor Issuer or any Person who becomes a Guarantor after the Issue Date or any successor of any Guarantor, the Change in Tax Law must become effective after the date that the Issuer first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures under “— Notices.” Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or mailing of any notice of redemption pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.
Mandatory Redemption
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Withholding Taxes
All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, redemption price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:
(1)
any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;
(2)
any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)
except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)
any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period);

(5)
any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)
any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)
a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)
any Taxes imposed, deducted or withheld pursuant to Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;

(9)
all United States backup withholding taxes;

(10)
any Tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or

(11)
any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of such Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.
The Payor and each Guarantor or successor Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon written request, the Payor and each Guarantor will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each Holder. The Payor and each Guarantor or successor Guarantor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of the Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.
Wherever in the Indenture or the Notes there are mentioned, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest or (4) any other amount payable on or with respect to the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Payor and each Guarantor or successor Guarantor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of Notes or any other document or instrument referred to therein or in the Indenture (other than a transfer of the Notes subsequent to this offering), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default.
The foregoing obligations will survive any termination, defeasance or discharge of the Indenture.
Repurchase at the Option of Holders
Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $200,000 and integral multiples of $1,000 in excess thereof in the case of Notes that have denominations larger than $200,000) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of purchase. Within 60 days following any Change of Control Repurchase Event, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase the Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Issuer will comply with the requirements of Section 14(e) of the Exchange Act to the extent applicable and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Indenture by virtue of such conflict.
On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)
accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)
deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly mail to each Holder of the Notes so tendered the Change of Control Payment for the Notes and the Trustee or the relevant Registrar will, upon receipt of an Issuer order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each such new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.
The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date, and if and for so long as the Notes are listed on Euronext Dublin, and the rules of Euronext Dublin so require, the Issuer will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office of Euronext Dublin.
In the case of certificated notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Amounts will be payable to Holders who tender pursuant to the Change of Control Offer; in the case of global notes, the Issuer will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Repurchase Event will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Repurchase Event, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
The Issuer will not be required to make a Change of Control Offer with respect to the Notes following a Change of Control Repurchase Event if (i) an Affiliate of the Issuer or a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to the Indenture as described above under the caption “— Optional Redemption” unless and until there is a default in the payment of the applicable redemption price, plus accrued and unpaid interest to the proposed redemption date. Notwithstanding the foregoing, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon the Change of Control, so long as a definitive agreement has been executed that contains terms and provisions that would otherwise result in a Change of Control upon completion of the transactions contemplated thereby.
The Issuer’s ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Revolving Facility Agreement. In addition, certain events that may constitute a change of control under the Revolving Facility Agreement and cause a default may not constitute a Change of Control under the Indenture. In addition, future Indebtedness of Smurfit Westrock and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control Repurchase Event. The exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer or Smurfit Westrock. Finally, the Issuer’s ability to pay cash to the Holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
Even if sufficient funds were otherwise available, the terms of other Indebtedness may prohibit the Issuer’s prepayment of Notes prior to their scheduled maturity. Consequently, if the Issuer is not able to prepay such Indebtedness or obtain requisite consents, the Issuer will be unable to fulfill its repurchase obligations if Holders of Notes exercise their repurchase rights following a Change of Control Repurchase Event, thereby resulting in a default under the Indenture. A default under the Indenture may result in a cross default under such other Indebtedness.
The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving Smurfit Westrock or the Issuer by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Smurfit Westrock and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Certain Covenants
Negative Pledge
So long as any Notes are outstanding, Smurfit Westrock will not, and will not permit any of its Subsidiaries to, secure any Indebtedness for money borrowed by placing a Lien (other than a Permitted Lien) on any Principal Property now or hereafter owned or leased by Smurfit Westrock or any of its Subsidiaries or on any shares of stock of any of their respective Subsidiaries (a “Restricted Lien”) without equally and ratably securing (or securing on a senior basis, in the case of a Lien securing Indebtedness that is by its terms expressly subordinated to the Notes or any Guarantee) all of the Notes, unless after giving effect thereto the aggregate principal amount of all such Indebtedness secured by a Restricted Lien then outstanding would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The restrictions set forth in the preceding sentence will not apply to any Permitted Lien, and all Indebtedness secured by a Permitted Lien will be excluded in computing the amount of Indebtedness secured by a Lien outstanding for purposes of this covenant.
Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Indebtedness that gave rise to the obligation to so secure the Notes.
Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries
Smurfit Westrock will not cause or permit any of its Subsidiaries that is not a Guarantor or the Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of Smurfit Westrock or any of its Subsidiaries under the Existing Guarantee Covenant Notes or any other Public Indebtedness unless, subject to the limitations set forth in the Indenture, such Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Subsidiary on the same terms as the guarantee of such Indebtedness within 10 business days thereof; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such guarantee, assumption or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes or any other Guarantee.
The obligations in the foregoing paragraph will not be operative to the extent (1) the Notes have an Investment Grade rating from two or more Rating Agencies and (2) none of the Existing Guarantee Covenant Notes benefit from a guarantee from such Subsidiary. The obligations in the foregoing paragraph will be permanently terminated and no longer in effect as of the first date on which none of the Existing Guarantee Covenant Notes are outstanding.
To the extent any Subsidiary of Smurfit Westrock is required to provide a Guarantee, such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. The validity and enforceability of the Guarantees and the liability of each Guarantor will be subject to the limitations as described and set out in “Risk Factors — Risks Associated with the Guarantees — Insolvency laws and other limitations on the Guarantees, including fraudulent conveyance statutes, may adversely affect their validity and enforceability.”

Merger, Consolidation or Sale of Assets
The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
(1)
either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the Issue Date;

(2)
the Successor Issuer (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes (unless such Guarantee shall be released in connection with the transaction and otherwise in compliance with the Indenture).

Smurfit Westrock may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Smurfit Westrock is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole, in one or more related transactions, to another Person (other than the Issuer or another Guarantor) unless:
(1)
Smurfit Westrock (or the Person formed by or surviving any such consolidation or merger (if other than Smurfit Westrock) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Smurfit Westrock Successor”)) shall have by supplemental indenture confirmed its Guarantee shall continue to apply to the Issuer’s obligations in respect of the Indenture and the Notes or, in the case of a Smurfit Westrock Successor, expressly assumed all the obligations of Smurfit Westrock under its Guarantee under the Indenture and the Notes;

(2)
either (a) Smurfit Westrock is the surviving company; or (b) the Smurfit Westrock Successor is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the Issue Date; and

(3)
immediately after such transaction, no Default or Event of Default exists.

For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Person, which properties and assets, if held by such Person instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Person.
SEC Reports
If the Issuer or any Guarantor is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer or such Guarantor, as applicable, shall file with the Trustee and transmit to Holders, within 15 days after it files the same with the Commission, copies of the annual reports, information, documents and other reports that the Issuer or such Guarantor, as applicable, is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or any other rules and regulations prescribed by the Commission. The Issuer or such Guarantor, as applicable, will be deemed to have furnished such reports, information and documents referred to in this paragraph to the Trustee and the Holders if the Issuer or such

Guarantor, as applicable, has filed such reports, information and documents with the Commission via the EDGAR filing system or any successor system and such reports, information and documents are publicly available.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or such Guarantor’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).
Events of Default and Remedies
An “Event of Default” under the Indenture means any one of the following which shall have occurred and be continuing:
(1)
default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, the Notes;

(2)
default in payment when due of the principal of, or premium, if any, on the Notes;

(3)
failure by Smurfit Westrock or any of its Subsidiaries for 90 days after notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in the Indenture;

(4)
default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by Smurfit Westrock or any of its Subsidiaries (or the payment of which is guaranteed by Smurfit Westrock or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)
is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $300.0 million or more; and
(5)
certain events of bankruptcy or insolvency with respect to the Issuer, Smurfit Westrock or any of its Significant Subsidiaries.

If an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, Smurfit Westrock or any of its Significant Subsidiaries occurs and is continuing with respect to the Notes then outstanding, the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of the Notes subject to the Event of Default then outstanding) shall, by notice in writing to the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Notes may, by notice in writing to the Issuer and the Trustee, declare all Notes to be due and payable and any such notice shall specify the respective Event of Default and that such notice is a “notice of acceleration,” and the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all outstanding Notes shall become immediately due and payable. In the event of any Event of Default specified in clause (4), above, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee shall be obligated to notify the Holders of Notes of all Defaults of which a responsible officer of the Trustee has received written notice within 60 days after receiving such notice from the Issuer of the occurrence of a Default unless the applicable Default shall have been cured. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Amounts) if it determines that withholding notice is in their interest.
Subject to conditions specified in the Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Amounts, if any, and other monetary obligations on the Notes.
Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security to its satisfaction against any loss, liability, cost or expense. Except to enforce the right to receive payment of principal, premium, if any, interest when due, and Additional Amounts, if any, no Holder may pursue any remedy with respect to the Indenture or the Notes, unless:
(1)
the Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)
such Holders have offered the Trustee indemnity or security to its satisfaction against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)
the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer in bad faith with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal or other applicable securities laws.

Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees of the Notes of (“Legal Defeasance”) except for:
(1)
the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest, premium and Additional Amounts, if any, on the Notes when such payments are due (including on a redemption date) from the trust referred to below;

(2)
the Issuer’s obligations concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the Indenture.

If the Issuer exercises its Legal Defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default. In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter payment on the Notes may not be accelerated because of an Event of Default relating to any omission to comply with those covenants. In the event Covenant Defeasance occurs, payment on the Notes may not be accelerated because of an Event of Default relating to certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” with respect to the Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
the Issuer must irrevocably deposit with the Trustee (or such other entity designated or appointed by the Trustee for this purpose), in trust, for the benefit of the Holders of the Notes, (i) cash in U.S. dollars; (ii) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of U.S. dollars; or (iii) a combination thereof, in each case, in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)
the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(6)
the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default, an Event of Default or its consequences or compliance with any provision thereof may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).
Without the consent of each Holder affected (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer, for Notes), an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:
(a)
reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(b)
reduce the principal of or change the fixed maturity of the Notes;

(c)
reduce the rate of or change the time for payment of interest on the Notes;

(d)
reduce the premium or amount payable upon the redemption of the Notes or change the time at which the Notes may be redeemed as described under “— Optional Redemption” or “— Redemption for Taxation Reasons”;

(e)
waive a Default or Event of Default in the payment of principal of, or interest, premium or Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(f)
make any Note payable in money other than that stated in the Notes;

(g)
make any change in the provisions of the Indenture relating to the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Guarantee in respect thereof;

(h)
waive a redemption payment with respect to the Notes (other than a payment required by the covenant described under “— Repurchase at the Option of Holders — Change of Control Repurchase Event”);

(i)
make any change in the provisions described under “— Withholding Taxes” that adversely affects the rights of any Holder of the Notes or amends the terms of the Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof; or

(j)
make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees:
(a)
to evidence the succession of another Person to the Issuer or Smurfit Westrock under the Indenture and the Notes and the assumption by such successor of the obligations of the Issuer or Smurfit Westrock thereunder;

(b)
to add covenants for the benefit of the Holders of the Notes (and if such covenants are to be for the benefit of less than all series of notes issued under the Indenture, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer with regard to the Notes (and if any such surrender is to be made with regard to less than all series of notes issued under the Indenture, stating that such surrender is expressly being made solely with regard to such series);

(c)
to add any additional Events of Default for the benefit of the Holders of the Notes (and if such additional Events of Default are to be for the benefit of less than all series of notes issued under the Indenture, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(d)
to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;

(e)
to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes (and if such addition, change or elimination is to apply to less than all series of notes issued under the Indenture, stating that it is expressly being made to apply solely with respect to such series); provided that any such addition, change or elimination (1) shall neither (i) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, nor (ii) modify the rights of the holders of any such notes with respect to such provision or (2) shall become effective only when there are no such notes outstanding;

(f)
to secure the Notes or any Guarantee with respect to the Notes;

(g)
to establish the form or terms of the Notes thereunder;

(h)
to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture;

(i)
to cure any ambiguity or to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein;

(j)
to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action pursuant to this clause (j) shall not adversely affect the interests of the Holders of the Notes or any other series in any material respect;

(k)
to add one or more Guarantors with respect to the Notes as parties to the Indenture or to release Guarantors in accordance with the provisions of the Indenture;

(l)
to qualify the Indenture under the TIA;

(m)
to supplement any provisions of the Indenture necessary to permit or facilitate the defeasance and discharge of the Notes; provided that such action does not adversely affect the interests of the Holders of the Notes or any other series;

(n)
to comply with the rules or regulations of any securities exchange or automated quotation system on which the Notes may be listed or traded;

(o)
to comply with the rules of any applicable depositary;

(p)
subject to any limitations established pursuant to the Indenture, to provide for the issuance of additional Notes; or

(q)
to conform any provision of the Indenture, any supplemental indenture, the Notes or the related Guarantees to the description of the Notes contained in the prospectus and this prospectus supplement.

Notwithstanding anything to the contrary in the paragraph above, in order to effect an amendment authorized by clause (k) above, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by the Issuer, such additional Guarantor and the Trustee. Any other amendments permitted by the Indenture need only be duly authorized and executed by Issuer and the Trustee.
Satisfaction and Discharge
The Indenture will be discharged and will cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for in the Indenture) when:
(1)
either:

(a)
all the Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) shall have been delivered to the Trustee or the Registrar for cancellation; or

(b)
all the Notes that have not been delivered to the Trustee or the Registrar for cancellation shall have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year, or if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Issuer has irrevocably deposited with the Trustee (or such other entity designated or appointed by the Trustee for this purpose), in trust, for the benefit of the Holders of the Notes, (i) cash in U.S. dollars; (ii) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of U.S. dollars; or (iii) a combination thereof, in each case, in an amount that is sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee or the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit;

(3)
the Issuer and each Guarantor shall have paid or caused to be paid all sums payable by them under the Indenture with respect to the Notes;

(4)
the Issuer shall have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(5)
the Issuer shall have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Notes have been satisfied.

Concerning the Trustee
If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days or resign.
The Holders of not less than a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.
The Indenture will provide that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture will provide that in case an Event of Default shall occur and be continuing of which a responsible officer of the Trustee has received written notice, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless the conditions enumerated in “— Events of Default and Remedies,” above, are met.
Notices
Where the Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise therein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Register not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose under the Indenture.
Where the Indenture provides for notice of any event to a Holder of a global note, such notice shall be sufficiently given if given to DTC (or its designee), pursuant to the applicable procedures of DTC, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.
Currency Indemnity and Calculation of U.S. Dollar-denominated Restrictions
U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes and the Guarantees, including damages. Any amount received or recovered in a currency other than U.S. dollars whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Guarantor or otherwise, by any Holder or by the Trustee, as the case may be, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge to the Issuer or the Guarantor, as applicable, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, any Guarantee or to the Trustee, the Issuer and the Guarantors will indemnify them on a joint and several basis against any loss sustained by such recipient as a result. In any event, the Issuer and the Guarantors will indemnify the recipient on a joint and several basis against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Guarantee or to the Trustee.
Except as otherwise specifically set forth herein, for purposes of determining compliance with any U.S. dollar denominated restriction herein, the U.S. dollar equivalent amount for purposes hereof that is denominated in a non-U.S. dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-U.S. dollar amount is incurred or made, as the case may be.
Enforceability of Judgments
Since a substantial portion of the assets of the Issuer and the Guarantors are outside the United States, any judgment obtained in the United States against the Issuer or any Guarantor, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any redemption price and any purchase price with respect to the Notes or the Guarantees, may not be collectable within the United States.
Consent to Jurisdiction and Service
In relation to any legal action or proceedings arising out of or in connection with the Indenture, the Notes and the Guarantees, the Issuer and each Guarantor will in the Indenture irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.
Governing Law
Each of the Indenture, the Notes and the Guarantees and the rights and duties of the parties thereunder shall be governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Additional Amounts” has the meaning ascribed thereto under “— Withholding Taxes.”
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
“Board of Directors” means:
(1)
with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)
with respect to a partnership, the board of directors of the general partner of the partnership;

(3)
with respect to any limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and

(4)
with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Stock” means:
(1)
in the case of a corporation, corporate stock;

(2)
in the case of a company, shares of such company;

(3)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(5)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided that debt securities convertible into interests specified in (1) through (5) above shall not be deemed “Capital Stock.”
“Change in Tax Law” has the meaning ascribed thereto under “— Redemption for Taxation Reasons.”
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of Smurfit Westrock’s Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)
the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Smurfit Westrock, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Ultimate Parent immediately prior to such transaction becomes a direct or indirect wholly owned subsidiary of another Person and (ii)(A) the Beneficial Owners of the Voting Stock of such other Person immediately following that transaction are substantially the same as the holders of the Voting Stock of the Ultimate Parent immediately prior to that transaction or (B) immediately following that transaction no Person is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares.
“Change of Control Offer” has the meaning ascribed thereto under “— Repurchase at the Option of Holders — Change of Control Repurchase Event.”

“Change of Control Payment” has the meaning ascribed thereto under “— Repurchase at the Option of Holders — Change of Control Repurchase Event.”
“Change of Control Payment Date” has the meaning ascribed thereto under “— Repurchase at the Option of Holders — Change of Control Repurchase Event.”
“Change of Control Repurchase Event” means a Change of Control and a Rating Event.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.
“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available (but which may give pro forma effect to the acquisition of any assets or liabilities following the end of such recent fiscal quarter up to and including the determination date), less the sum of:
(1)
the Ultimate Parent’s consolidated current liabilities as of such quarter end (other than (a) short term borrowings and (b) long term debt due within one year), determined on a consolidated basis in accordance with GAAP; and

(2)
the Ultimate Parent’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligation”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent.
“CP Program” means WRKCo’s unsecured commercial paper program pursuant to which WRKCo may issue short-term, unsecured commercial paper notes.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Event of Default” has the meaning ascribed thereto under “— Events of Default and Remedies.”
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Existing Guarantee Covenant Notes” means the €750.0 million in aggregate principal amount outstanding of 1.500% Senior Notes due 2027 issued by SKT.
“Existing Notes” means the $850.0 million in aggregate principal amount outstanding of 5.418% Senior Notes due 2035 issued by the Issuer.
“Existing SW Notes” means each series of senior notes, other than the Existing Notes, issued by Smurfit Westrock or any of its subsidiaries that is outstanding as of the Issue Date.
“Farm Loan Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 7, 2022, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of September 27, 2023, and the Second Amendment to Amended and Restated Credit Agreement, dated as of July 1, 2024, by and among, inter alios, WestRock Southeast, LLC, as the borrower, the guarantors party thereto, the lenders from time to time party thereto and CoBank, ACB, as administrative agent.
“Fitch” means Fitch Ratings Inc., and its successors.

“GAAP” means generally accepted accounting principles in the United States; provided, however, that the Issuer or Smurfit Westrock may elect, and notify the Trustee and the Holders of such election, that GAAP shall mean IFRS as in effect on the date of such election; provided, however, that following such election all computations based on GAAP and GAAP concepts contained in the Indenture will be computed in conformity with IFRS and IFRS concepts. Thereafter, the Issuer or Smurfit Westrock may, at its option, elect to apply GAAP or IFRS and make all computations based on GAAP or IFRS, as applicable, on the basis of the foregoing provisions of this definition of GAAP.
“Government Obligations” means direct obligations of the government that issues the currency in which the Notes are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.
“guarantee” means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.
“Guarantee” means any guarantee by a Guarantor of the Issuer’s obligations under the Indenture and the Notes pursuant to the terms of the Indenture.
“Guarantor” means (i) Smurfit Westrock, (ii) any Subsidiary Guarantor that is a party to the Indenture as of the Issue Date and (iii) any additional Guarantor that at any time becomes a party to the Indenture in accordance with the provisions thereof; in each case until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor, and in all cases unless such party shall have been released from its Guarantee in accordance with the provisions of the Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and

(2)
other similar agreements or arrangements designed to enable such Person to manage fluctuations in interest rates.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.
“Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of:
(1)
borrowed money;

(2)
bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)
banker’s acceptances, letters of credit and similar instruments;

(4)
Lease Obligations and Attributable Debt;

(5)
the deferred balance of the purchase price of any property which remains unpaid more than one year after such property is acquired, except any such balance that constitutes an accrued expense, a trade payable or a similar current liability; or

(6)
any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing and for the avoidance of doubt, the term “Indebtedness” shall not include: (1) Contingent Obligations in the ordinary course of business; (2) in connection with the purchase by Smurfit Westrock or any of its Subsidiaries of any business, any post closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; (3) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes and (4) any indebtedness, guarantee, indemnity or liability pursuant to or in connection with any fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or Value Added Tax (“VAT”) purposes.
The amount of any Indebtedness outstanding as of any date shall be:
(1)
the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)
the principal amount thereof in the case of any other Indebtedness.

In addition, Indebtedness of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:
(1)
such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a “Joint Venture”);

(2)
such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)
there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)
the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)
if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in consolidated interest expense to the extent actually paid by Smurfit Westrock or its Subsidiaries.

“Investment Grade” means (a) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (b) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (c) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).
“Issue Date” means the date on which the Notes are originally issued under the Indenture.
“Issuer” means Smurfit Westrock Financing DAC, a designated activity company incorporated under the laws of Ireland.
“Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of Smurfit Westrock (if not the Issuer), the Issuer or a Guarantor, as applicable.
“Officers’ Certificate” means a certificate signed by two Officers of Smurfit Westrock (if not the Issuer), the Issuer or a Guarantor, as applicable, except as otherwise set forth in the Indenture.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.
“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements, futures contract, option contract, commodity futures contract, commodity option, commodity swap, commodity collar agreement, commodity cap agreements or other similar agreements or arrangements designed to enable such Person to manage the fluctuations in currency or commodity values.
“Par Call Date” means October 15, 2035 (the date that is three months prior to the scheduled maturity of the Notes).
“Payor” has the meaning ascribed thereto under “— Redemption for Taxation Reasons.”
“Permitted Interest” means any Securitization Lien or other Lien that arises in relation to any securitization or other structured finance transaction where:
(1)
the primary source or payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets); and

(2)
recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets.

“Permitted Liens” means:
(1)
Liens created for the benefit of or to secure the Notes or the Guarantees;

(2)
Liens in favor of Smurfit Westrock or any of its Subsidiaries;

(3)
Liens on property or assets or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with Smurfit Westrock or any of its Subsidiaries; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any Principal Property other than such property of the Person merged into or consolidated with Smurfit Westrock or any of its Subsidiaries;

(4)
Liens on property or assets or shares of stock existing at the time of acquisition thereof by Smurfit Westrock or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other property, assets or shares of stock, as applicable;

(5)
Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature or arising by operation of law incurred in the ordinary course of business;

(6)
Liens to secure certain development, construction, alteration, repair or improvement costs or to secure Indebtedness incurred to provide funds for the reimbursement of funds expended for the foregoing purposes; provided that the Liens securing such costs or Indebtedness shall not extend to any Principal Property other than that being so developed, constructed, altered, repaired or improved;

(7)
Liens existing on the Issue Date;

(8)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith;

(9)
statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens arising by operation of law and in the ordinary course of business;

(10)
Liens incurred in connection with government contracts, including the assignment of moneys due or to become due thereon;

(11)
Liens securing Hedging Obligations or Other Hedging Agreements, in each case not for speculative purposes;

(12)
Liens arising in the ordinary course of business and not in connection with the borrowing of money or Liens to secure the payment of pension, retirement or similar obligations;

(13)
Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against Smurfit Westrock or any of its Subsidiaries relating to litigation being contested in good faith by appropriate proceedings;

(14)
Liens securing any Permitted Interest;

(15)
extensions, substitutions, replacements or renewals of any of the foregoing Indebtedness; provided that (i) such Indebtedness is not increased and (ii) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;

(16)
Liens incurred in connection with Lease Obligations (including any lease, concession, license of property, operating lease or other arrangement (or guarantee thereof) which are considered to be a finance lease or capital lease in accordance with ASC 842 or IFRS 16, as applicable);

(17)
Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by Smurfit Westrock or any of its Subsidiaries, or to secure any Indebtedness or obligation incurred by Smurfit Westrock or any of its Subsidiaries, prior to, at the time of, or within one-hundred-and-eighty (180) days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Indebtedness or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;

(18)
Liens pursuant to or in connection with any fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes; and

(19)
Liens securing Indebtedness or other obligations in an amount not to exceed the greater of: (i) $2,500.0 million or (ii) 5.0% of the Consolidated Total Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof or any production, processing or other similar equipment or machinery contained therein, owned or leased by Smurfit Westrock or any of its Subsidiaries, used primarily for manufacturing, the net book value on the books of the Ultimate Parent of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture, equipment or machinery (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors of the Ultimate Parent, is not of material importance to the total business conducted by the Ultimate Parent and its Subsidiaries taken as a whole.
“Public Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term “Public Indebtedness” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Indebtedness under the Revolving Facility Agreement, commercial bank or similar Indebtedness, Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering” or in connection with any securitization or other structured finance transaction.
“Rating Agency” means each of Moody’s, S&P, Fitch or any other nationally recognized statistical rating agency or agencies, as the case may be, but only to the extent that such Rating Agency is then engaged by the Ultimate Parent or the Issuer to provide a rating for the Notes.
“Rating Date” means the date of first public announcement of an event that constitutes a Change of Control.
“Rating Event” means that any time within a 90 day period from the Rating Date (which period shall be extended for up to, but no longer than, an additional 90 days so long as any Rating Agency has publicly announced that it is considering a possible downgrade of the Notes), (i) the rating on the Notes is lowered by at least one Rating Agency and (ii) the Notes are rated below an Investment Grade rating by at least two Rating Agencies, if the Notes are rated by all three Rating Agencies, or by each Rating Agency, if the Notes are rated by fewer than three Rating Agencies; provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies, as applicable, making the reduction in rating to which this definition would otherwise apply does or do not announce or publicly confirm or inform us in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not be responsible for monitoring or charged with knowledge of the ratings on the Notes.
“Relevant Taxing Jurisdiction” has the meaning ascribed thereto under “— Withholding Taxes.”
“Revolving Facility Agreement” means (i) the multicurrency term and revolving facilities agreement, dated June 28, 2024, among, inter alios, Smurfit Westrock, Smurfit Kappa Investments Limited, as obligor’s agent and guarantor, the original borrowers party thereto, the guarantors party thereto, the lenders, bookrunners and mandated lead arrangers party thereto, and Wells Fargo Bank National Association, as agent, and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original facilities agent and lenders or another facilities agent or agents or other lenders and whether provided under the Revolving Facility Agreement or any other agreement or indenture).
“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securitization Lien” means a customary back-up security interest granted as part of a sale, lease, transfer or other disposition of assets by Smurfit Westrock or any of its Subsidiaries to, either directly or indirectly, any issuer in a securitization or other structured finance transaction.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
“SKT” has the meaning ascribed thereto under “— Brief Description of the Notes and the Guarantees — The Guarantees.”
“Smurfit Westrock” has the meaning ascribed thereto under “— Brief Description of the Notes and the Guarantees — The Guarantees.”
“Subsidiary” means, with respect to any specified Person:

(1)
any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)
any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that for purposes of the covenant described under “— Certain Covenants — Negative Pledge” and clause (5) under the caption “Events of Default and Remedies,” the term “Subsidiary” shall exclude (i) any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the operations of Smurfit Westrock or any of its Subsidiaries or (ii) any financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of the Ultimate Parent in its audited consolidated financial statements or (iii) any Subsidiary that is an issuer in a securitization or other structured financing transaction, so long as in the case of clauses (ii) or (iii) such Subsidiary does not own any Principal Property.
“Subsidiary Guarantors” has the meaning ascribed thereto under “— Brief Description of the Notes and the Guarantees — The Guarantees.”
“Successor Issuer” shall have the meaning ascribed thereto under “— Certain Covenants — Merger, Consolidation or Sale of Assets.”
“Tax Redemption Date” has the meaning ascribed thereto under “— Redemption for Taxation Reasons.”
“Taxes” has the meaning ascribed thereto under “— Withholding Taxes.”
“Treasury Rate” means, as of any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life — and shall interpolate to such Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par

Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939, as amended.
“Ultimate Parent” means any entity that serves as the ultimate parent company of the group of which the Issuer forms a part from time to time and any successor thereto. For the avoidance of doubt, at the Issue Date the Ultimate Parent shall be Smurfit Westrock.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“WRKCo” has the meaning ascribed thereto under “— Brief Description of the Notes and the Guarantees — The Guarantees.”

CLEARANCE AND SETTLEMENT
General
The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global notes, representing the total aggregate principal amount of the Notes, will be issued and will be deposited with the depositary or its custodian.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes so long as the Notes are represented by global notes.
Investors may elect to hold interests in the global notes through either DTC in the United States or Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank SA/NV (the “Euroclear Operator”), as operator of the Euroclear system (“Euroclear”), in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global notes may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global notes, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.
As long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global notes and all Notes represented by the global notes for all purposes under the Notes and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global notes:
•
will not be entitled to have the Notes represented by the global notes registered in their names, and

•
will not be considered to be owners or holders of the global notes or any Notes represented by the global notes for any purpose under the Notes or the Indenture.

All payments on the Notes represented by the global notes and all transfers and deliveries of related Notes will be made to the depositary or its nominee, as the case may be, as the holder of the Notes.
DTC
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream
Clearstream has advised that it is incorporated under the laws of Luxembourg and is licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Distributions with respect to interests in the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to interests in the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.
Certificated Notes
We will issue the Notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days or an Event of Default has occurred and is ongoing. If we determine at any time that any Notes shall no longer be represented by global notes, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global notes, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global notes. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.
The information in this section concerning DTC, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN IRISH AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
Prospective purchasers of the Notes are advised to consult their own tax advisors as to the tax consequences, under the tax laws of the country of which they are resident, of a purchase of Notes including, without limitation, the consequences of receipt of interest and premium, if any, on a sale or redemption of Notes or any interest therein.
References in this discussion to Notes acquired, owned, held or disposed of by noteholders include, except where otherwise expressly stated, the Book-Entry Interests held by purchasers of Notes in global registered form deposited with, and registered in the name of Cede & Co., as nominee of DTC.
Ireland Taxation
The following general summary describes certain aspects of the Irish tax consequences of ownership of the Notes and is based on the Irish tax law and published practice of the Revenue Commissioners as in effect on the date of this prospectus supplement and both are subject to change possibly with retroactive effect. Holders of the Notes are advised to consult their own tax advisors regarding the taxation implications of acquiring, owning and disposing of the Notes.
Withholding Tax on Interest
In general, withholding tax at the standard rate (currently 20%) must be deducted from Irish source yearly interest payments. However, for so long as the Notes are quoted on a recognized stock exchange such as the Global Exchange Market of Euronext Dublin and the Notes carry a right to interest, the Notes will constitute “quoted Eurobonds” within the meaning of Section 64 (“Section 64”) of the Taxes Consolidation Act 1997 (as amended) (“TCA 1997”). There is no obligation to withhold tax on interest arising on quoted Eurobonds provided they are held in a recognized clearing system or the interest is paid by or through a person who is not in Ireland (a “non-Irish paying agent”) or the beneficial owner of the Notes is not resident for tax purposes in Ireland and has made all necessary declarations in the prescribed form. The Revenue Commissioners have published a list of recognized clearing systems, which includes DTC.
In circumstances where the quoted Eurobond exemption from Irish withholding tax does not apply, the interest on the Notes will not be subject to Irish withholding tax in any of the circumstances set out below:
Firstly, there is no requirement for a company to deduct Irish withholding tax on interest payments made in the ordinary course of its trade or business to a company tax resident in an EU member state (other than Ireland) (by virtue of the law of the member state) or in a country with which Ireland has a double taxation agreement (such as the United States) where that territory imposes a tax that generally applies to interest receivable in that territory by companies from sources outside that territory, or where the interest is exempted from the charge to income tax under a double taxation agreement or would be exempted from the charge to income tax under a double taxation agreement if such double taxation agreement was in effect by virtue of section 826(1) of the TCA 1997, provided the interest is not paid to that company in connection with a trade or business carried on by that person through a branch or agency in Ireland. The holder of the Notes should provide such evidence as is reasonably necessary to determine the tax residence of the holder.
Secondly, Irish withholding tax on interest in respect of the Notes may be eliminated or reduced in accordance with the terms of an appropriate double taxation agreement where the relevant requirements are met (the Irish tax treaty with the United States would generally eliminate such withholding tax, subject to the limitations on benefits clause in that treaty).
Thirdly, Irish withholding tax on interest in respect of the Notes does not apply if the interest is paid in Ireland to a person who subscribed for the Notes and is carrying on a bona fide banking business in Ireland.
Fourthly, Irish withholding tax on interest in respect of the Notes does not apply where the interest is paid in Ireland to a qualifying company (generally a securitization vehicle) within the meaning of Section 110 of the TCA 1997.
Fifthly, Irish withholding tax on interest in respect of the Notes does not apply where interest is paid in Ireland to a company:
•
which advances money in the ordinary course of a trade which includes the lending of money;

•
in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of such company; and

•
which has made the appropriate notifications under Section 246(5)(a) of the TCA 1997 to the Revenue Commissioners and the Issuer.

No Irish withholding tax is payable in respect of a repayment of any principal amount of the Notes.
Outbound Payments
Certain exemptions from Irish withholding tax on payments of interest as discussed above may be disapplied where payments of interest on the Notes are made to an “associated entity” of the payor, which is resident in a “specified territory” (each as defined for the purposes of section 817U of the TCA 1997). For this purpose, a “specified territory” includes jurisdictions listed on Annex I of the revised EU list of non-cooperative jurisdictions for tax purposes in addition to certain zero-tax jurisdictions.
Charge to Irish Tax
Persons tax resident in Ireland are generally liable to Irish income or corporation tax on their worldwide income, including any income from the Notes. The standard rate of corporation tax applying to the trading profits of companies is 12.5% (which can be increased to an effective rate of 15% for certain multinational enterprises or large-scale domestic groups impacted by the Global Anti-Base Erosion (“GloBE”) Rules). The rate of corporation tax applying to non-trading income is 25%. The standard rate of income tax is 20%, the marginal rate of income tax is 40% and the Universal Social Charge (USC) rates range from 0.5% to 11% depending on income levels. The PRSI (social insurance) contribution rate is 4.2% (increasing to 4.35% from October 1, 2026).
Persons who are not tax resident in Ireland are generally liable to Irish tax only in respect of Irish source income, and in respect of income of a trade carried on in Ireland through a branch or agency. Accordingly, non-Irish tax resident persons whose connection with Ireland is limited to holding the Notes, will be liable to Irish income tax on income (including interest and discounts realized) from the Notes unless such income is exempt from Irish tax under the terms of a double taxation agreement or under a specific provision of Irish tax law.
There are various exemptions available to non-residents from the charge to income tax. There is no liability to Irish income tax in respect of interest payments or discounts arising on the Notes made by a company in the ordinary course of its trade or business to a company resident for tax purposes in an EU member state (other than Ireland) or in a country with which Ireland has a double taxation agreement (such as the United States) which imposes a tax (which corresponds to Irish income tax or corporation tax) that generally applies to interest receivable in that territory by companies from sources outside that territory or, where the interest is exempted from the charge to income tax under a double taxation agreement, or would be exempted from the charge to income tax under a double taxation agreement if such double taxation agreement was in effect by virtue of section 826(1) of the TCA 1997, provided the interest is not received in the course of a trade carried on by that person through a branch or agency in Ireland.
An exemption from Irish income tax is also available in respect of interest paid on quoted Eurobonds provided the interest is not received in the course of a trade carried on by the recipient through a branch or agency in Ireland and where the recipient is (i) a person not tax resident in Ireland but is regarded as tax resident in an EU member state (other than Ireland) or a country with which Ireland has entered into a double taxation agreement; or (ii) a company under the control, whether directly or indirectly, of a person or persons, who, by virtue of the law of an EU member state (other than Ireland) or a country with which Ireland has entered into a double taxation agreement, is or are resident for the purposes of tax in that EU member state or a country with which Ireland has entered into a double taxation agreement, and who is, or who are, as the case may be, not under the control, whether directly or indirectly, of a person who is, or persons who are, not so resident; or (iii) a company the principal class of shares of which is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in an EU member state or in a country with which Ireland has entered into a double taxation agreement or on such other stock exchange as is approved by the Minister for Finance of Ireland.

These exemptions from Irish income tax may be disapplied where interest payments on the Notes are made to an “associated entity” of the payor, which is resident in a “specified territory” (each as defined for the purposes of section 817U of the TCA 1997). For this purpose, a “specified territory” includes jurisdictions listed on Annex I of the revised EU list of non-cooperative jurisdictions for tax purposes in addition to certain zero-tax jurisdictions.
Encashment Tax
If the Paying Agent is not in Ireland, then there is no obligation to deduct encashment tax. If a person in Ireland were to pay the interest or receive the interest on behalf of a third-party, then Irish encashment tax (currently 25%) would apply to amounts belonging to Irish resident holders of the Notes, or non-Irish residents who hold Notes and who had not completed the requisite non-resident declaration forms.
Capital Gains Tax
In the case of a person who is either resident or ordinarily resident for tax purposes in Ireland, the disposal or redemption of the Notes may be liable to capital gains tax at a rate of 33%. If the person is neither resident nor ordinarily resident for tax purposes in Ireland, the person will not be liable to capital gains tax on the disposal or redemption of the Notes for so long as the Notes are quoted on a stock exchange unless the Notes are situated in Ireland and have been used in or for the purposes of a trade carried on by such person in Ireland through a branch or agency, or which were used or held or acquired for use by or for the purposes of the branch or agency.
Capital Acquisitions Tax
A gift or inheritance of the Notes will be within the charge to capital acquisitions tax where the donor or the beneficiary in relation to the gift/inheritance is resident or ordinarily resident for tax purposes in Ireland at the date of the gift/inheritance, or if the Notes are regarded as property situated in Ireland at the date of gift/inheritance. Registered instruments will be deemed to be situated in Ireland if the register is located in Ireland at the time of the disposal or redemption. Special rules apply where an individual is not domiciled in Ireland. Capital acquisitions tax is charged at a rate of 33% on the taxable value of the gift or inheritance above a tax-free threshold.
Value Added Tax
There is no Irish VAT payable in respect of payments in consideration for the issue of the Notes or for the transfer of the Notes.
Stamp Duty
Issuance of the Notes
There will be no Irish stamp duty on the issuance of the Notes.
Transfer of the Notes
No stamp duty is chargeable on a transfer of the Notes where they meet the following conditions for exemption under Irish tax legislation:
•
they do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right;

•
they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus upon liquidation;

•
they are issued for a price which is not less than 90% of their nominal value; and

•
they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to the Notes.

Certain U.S. Federal Income Tax Considerations
The following is a description of certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes by a U.S. Holder (as defined below). This description only applies to Notes that are held as capital assets (generally, property held for investment) and does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as:
•
banks or other financial institutions;

•
insurance companies;

•
real estate investment trusts, individual retirement accounts or other tax deferred accounts;

•
regulated investment companies;

•
grantor trusts;

•
tax-exempt organizations;

•
persons that will own the Notes through partnerships or other pass-through entities;

•
dealers or traders in securities or currencies;

•
U.S. Holders that have a functional currency other than the U.S. dollar;

•
certain former citizens and long-term residents of the United States;

•
U.S. Holders that use a mark-to-market method of accounting;

•
U.S. Holders that will hold a Note as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•
holders of SKT 2027 Notes; or

•
holders of WRKCo 2027 Notes.

Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the acquisition, ownership, and disposition of the Notes and does not address the 3.8% Medicare tax on net investment income that may also apply to certain U.S. Holders’ capital gains and interest in respect of the Notes or rules requiring persons that use the accrual method of accounting to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. This description does not address U.S. federal income tax treatment of holders that do not acquire the Notes as part of the initial distribution at their initial issue price (generally, the first price to the public at which a substantial amount of the Notes is sold for money).
This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements and judicial decisions, each as available and in effect on the date hereof. All of the foregoing is subject to change or differing interpretations (possibly with retroactive effect), which could affect the tax considerations described herein. No opinion of counsel or ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be given with respect to any of the considerations discussed herein. No assurances can be given that the IRS would not assert, or that a court would not sustain, a position different from any of the tax considerations discussed below.
For purposes of this description, a U.S. Holder is a beneficial owner of the Notes who for U.S. federal income tax purposes is:
•
an individual that is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any State thereof, including the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii)(a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its tax advisor as to its consequences.
Persons considering the purchase, ownership or disposition of Notes should consult their tax advisors concerning the U.S. federal income tax considerations related to their particular situations as well as any considerations arising under the laws of any other taxing jurisdiction.
Additional Amounts
In certain circumstances, the Issuer may be obligated to make payments in excess of stated interest and the principal amount of the Notes (i.e., Additional Amounts). The Issuer believes, and intends to take the position if required, that the Notes should not be treated as contingent payment debt instruments in light of, among other things, the possibility of such payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the Notes, of such payments. Assuming such position is respected, any payments of Additional Amounts should be taxable as additional ordinary income when received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes. The IRS may, however, take a position contrary to the position described above, which could affect the amount, timing and character of a U.S. Holder’s income with respect to the Notes. A U.S. Holder that desires to take the position that the Notes are subject to the contingent payment debt instrument rules should consult with its tax advisor, including regarding the manner in which to disclose such position as required by applicable Treasury Regulations; the IRS may disagree with such holder’s contrary position. U.S. Holders should consult their tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof. This discussion assumes that the Notes are not treated as contingent payment debt instruments.
Payments and Accruals of Stated Interest
Stated interest paid on the Notes generally will be treated as “qualified stated interest.” Payments of qualified stated interest on the Notes (including any Additional Amounts paid in respect of withholding taxes and without reduction for any amounts withheld) generally will be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate.
Interest including original issue discount (“OID”), if any, included in a U.S. Holder’s gross income with respect to the Notes will be treated as foreign source income for U.S. federal income tax purposes. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. For this purpose, interest generally should constitute “passive category income,” or in the case of certain U.S. Holders, “general category income.” Any non-U.S. withholding tax paid by a U.S. Holder at the rate applicable to the U.S. Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits.
Original Issue Discount
A Note will be treated as issued with OID for U.S. federal income tax purposes if the stated principal amount of the Note exceeds its issue price by an amount equal to or greater than a quarter (1/4) of 1% of the Note’s stated principal amount multiplied by the number of complete years from its issue date to its maturity.
If a Note is issued with OID, a U.S. Holder generally will be required to include OID in income before the receipt of the associated cash payment, regardless of such U.S. Holder’s accounting method for tax purposes. The amount of OID a U.S. Holder should include in income is the sum of the “daily portions” of the OID for the Note for each day during the taxable year (or portion of the taxable year) in which the Note is held by such U.S. Holder. The daily portion is determined by allocating a pro rata portion of the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may vary in length over the term of the Note, provided that each accrual period is no longer than one year, and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the difference between (i) the product of the “adjusted issue price” of the Note at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest allocable to the accrual period. The “adjusted issue price” of a Note at the beginning of any accrual period is the sum of the issue price of the Note plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the Note that were not qualified stated interest.
Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Under the Treasury Regulations, a holder of a Note with OID may elect to include in gross income all interest that accrues on the Note using the constant yield method. Once made with respect to the Note, the election cannot be revoked without the consent of the IRS. A U.S. Holder considering an election under these rules should consult its own tax advisor.
U.S. Holders may obtain information regarding the amount of OID, if any, the issue price, the issue date and yield to maturity by contacting Secretary, Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, Ireland.
The rules regarding OID are complex. U.S. Holders are urged to consult their tax advisors regarding the application of these rules to their particular situations.
Effects of Certain Alterations to the Notes or Post-Closing Transactions
The Issuer may engage in certain transactions, including reorganizations, mergers and consolidations as described above under “Description of Notes.” Depending on the circumstances surrounding such alterations or transactions, a change in the obligor of the Notes as a result of any such alteration or transaction could result in a deemed exchange for U.S. federal income tax purposes to a U.S. Holder, potentially resulting in the recognition of taxable gain or loss, with the modified note being treated as newly issued at such time, potentially with OID.
The Issuer may be required to report certain information regarding such transaction including by (i) posting such information to its website or (ii) filing Form 8937 with the IRS and providing copies to certain of its holders.
Sale, Exchange, Retirement or Other Taxable Disposition by a U.S. Holder
A U.S. Holder generally will recognize gain or loss on the sale, exchange, retirement or other taxable disposition of a Note equal to the difference, if any, between the amount realized on such sale, exchange, retirement or other taxable disposition (other than any amount received in respect of accrued and unpaid interest which will be subject to tax in the manner described above in “— Payments and Accruals of Stated Interest” to the extent not previously included in income), and the U.S. Holder’s adjusted tax basis in such Note.
A U.S. Holder’s adjusted tax basis in a Note generally will be its cost increased by the amount of any OID previously included in income and decreased by payments other than stated interest made with respect to the Note.
Any gain or loss recognized on the sale, exchange, retirement, or other taxable disposition of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note has been held for more than one year. Long-term capital gain of a non-corporate U.S. Holder generally is taxed at preferential rates. The ability of a U.S. Holder to deduct capital losses against ordinary income is limited. Any gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a Note generally will be treated as gain or loss from sources within the United States.
U.S. Backup Withholding Tax and Information Reporting
Backup withholding and information reporting requirements may apply to certain payments of principal of, and interest and accruals of OID, if any, on, an obligation and to proceeds of the sale, exchange, retirement or other taxable disposition of an obligation, to certain U.S. Holders. The payor will be required to withhold backup withholding tax on payments made within the United States, or by a U.S. payor or U.S. middleman or certain of their affiliates, on a Note to, or from gross proceeds of the sale or disposition of a Note paid to, a U.S. Holder if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS and furnishing any required information in a timely manner.
Certain U.S. Holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in custodial accounts maintained by certain financial institutions). U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the Notes.
THE ABOVE DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

UNDERWRITING
Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below.
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite such underwriter’s name.
Underwriter	Principal Amount of the Notes
Citigroup Global Markets Inc.	$88,000,000
Credit Agricole Securities (USA) Inc.	$80,000,000
Mizuho Securities USA LLC	$80,000,000
Wells Fargo Securities, LLC	$80,000,000
ING Financial Markets LLC	$46,400,000
J.P. Morgan Securities LLC	$46,400,000
PNC Capital Markets LLC	$46,400,000
RBC Capital Markets, LLC	$46,400,000
SMBC Nikko Securities America, Inc.	$46,400,000
Barclays Capital Inc.	$16,000,000
BNP Paribas Securities Corp.	$16,000,000
Commerz Markets LLC	$16,000,000
Danske Markets Inc.	$16,000,000
Deutsche Bank Securities Inc.	$16,000,000
Goodbody Stockbrokers UC	$16,000,000
Lloyds Securities Inc.	$16,000,000
NatWest Markets Securities Inc.	$16,000,000
Rabo Securities USA, Inc.	$16,000,000
Santander US Capital Markets LLC	$16,000,000
Scotia Capital (USA) Inc.	$16,000,000
SEB Securities, Inc.	$16,000,000
TD Securities (USA) LLC	$16,000,000
Bank of China (Europe) S.A.	$8,000,000
Regions Securities LLC	$8,000,000
Siebert Williams Shank & Co., LLC	$8,000,000
The Governor and Company of the Bank of Ireland	$8,000,000
Total	$800,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes. The underwriters reserve the right to cancel, reject or modify an order of Notes in whole or in part.
The underwriters propose to offer the Notes at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed 0.400% of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the Notes. After the initial offering of the Notes to the public, the representatives may change the offering price and other selling terms.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
In connection with this offering, each of Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the Notes in excess of the principal amount of the Notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
The Notes constitute a new issue of securities with no established trading market. We have applied for the Notes to be admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market and added to the Euronext ESG Bonds platform in accordance with the rules of that exchange. The listing application will be subject to approval by Euronext Dublin. If any such listing is obtained, we cannot assure you that the Notes will remain listed.
Certain of the underwriters have advised us that they intend to make a market in the Notes as permitted by applicable law. The underwriters are not obligated, however, to make a market in the Notes, and any market-making activity with respect to the Notes may be discontinued at any time at the sole discretion of the underwriters without notice. No assurance can be given as to the liquidity of the trading markets for the Notes or that active public markets for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
We expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of pricing of the Notes (this settlement cycle being herein referred to as “T+4”). As of the date hereof, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on a date that is prior to the first business day prior to delivery of the Notes should consult their own advisor.
The following table shows the underwriting discount that we will pay the underwriters in connection with this Offering (expressed as a percentage of the principal amount of the Notes).
Paid by us
Per Note	0.650%
We estimate that our total expenses for this Offering, excluding the underwriting discount, will be $4,000,000 and are payable by us.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, lending and other financings, and brokerage activities.

The underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, financial advisory and commercial banking services (including hedging and other derivative transactions) to us and our affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions. For example, certain of the underwriters or their respective affiliates acted as initial purchasers for the Existing Notes and the Existing SW Notes, are arrangers, lenders and agents under the Revolving Facility Agreement and are shareholders of Smurfit Westrock. In addition, if the Concurrent Offering occurs, certain of the underwriters or their respective affiliates will act as underwriters in the Concurrent Offering, and certain of the underwriters and/or their respective affiliates may be holders of the SKT 2027 Notes or the WRKCo 2027 Notes and may therefore receive a portion of the net proceeds from this Offering and the Concurrent Offering, if it occurs.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
Notices to Prospective Investors
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the

European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).
Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Notes may only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or any Guarantor. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the UK.
Ireland
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in Ireland. For these purposes the Notes shall not be underwritten, placed or issued otherwise than in conformity with the provisions of: (i) the European Union (Markets in Financial Instruments) Regulations 2017 (as amended) including, without limitation, Regulation 5 (Requirement for Authorisation (and certain provisions concerning MTFS and OTFS)) thereof, or any rules or codes of conduct made under the MiFID II Regulations, and the provisions of the Investor Compensation Act 1998 (as amended); (ii) the Companies Act 2014 (as amended) (the “Companies Act”), the Central Bank Acts 1942 – 2018 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended); (iii) Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (as amended), the European Union (Prospectus) Regulations 2019 and any rules and guidance issued under Section 1363 of the Companies Act by the Central Bank of Ireland; and (iv) the Market Abuse Regulation (Regulation (EU) No 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) and any rules and guidance issued by the Central Bank under Section 1370 of the Companies Act.
Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.
Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the Notes will not benefit from protection or supervision by such authority.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE GUARANTEES
Set forth below is a summary of certain limitations on the enforceability of the Guarantees in Ireland and the Netherlands. It is a summary only, and proceedings of bankruptcy, insolvency or a similar event could be initiated in any of these jurisdictions or in any other jurisdiction, including the jurisdiction of organization of a future guarantor of the Notes. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdictions’ law should apply and could adversely affect your ability to enforce your rights and to collect payment in full under the Notes or the Guarantees.
Set forth below is also a brief description of certain aspects of insolvency law in Ireland and the Netherlands. In the event that any one or more of the Issuer, the Guarantors or any of Smurfit Westrock’s other subsidiaries experienced financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.
Ireland
Difference in Insolvency Law
The Issuer, Smurfit Westrock and certain of the Subsidiary Guarantors are incorporated under the laws of Ireland (together, the “Irish Guarantors”). Any insolvency proceedings applicable to any of them will be likely to be governed by Irish insolvency laws, although insolvency proceedings in respect of an Irish company could also be based in other jurisdictions under certain circumstances (see “— Cross-Border Insolvency” below). Irish insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the Notes to recover the amount in respect of the Notes or an Irish Guarantor’s Guarantee of the Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.
Cross-Border Insolvency
The Issuer and the Irish Guarantors each have registered offices in Ireland. As a result, there is a rebuttable presumption that their center of main interest, for the purposes of any collective proceedings under Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), is in Ireland and consequently it is likely that main insolvency proceedings applicable to such companies would be governed by Irish law. However, if any of the Issuer or the Irish Guarantors has its “centre of main interests” in a Member State of the European Union other than Ireland, then the main insolvency proceedings for that company may be opened in such other Member State and will be subject to the laws of that Member State.
If the Issuer or any of the Irish Guarantors is deemed to have an “establishment” within the meaning of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) in a Member State of the European Union other than Ireland, then secondary or territorial insolvency proceedings may be opened in such other Member State in respect of that “establishment” that will be subject to the laws of that Member State.
Preferential and Priority Creditors
Under Section 621 of the Irish Companies Act, in a winding-up of an Irish company preferential debts are required to be paid in priority to all other debts other than those secured by a fixed charge (but this does not include a floating charge that is converted or “crystallized” into a fixed charge prior to the commencement of a winding-up).
The preferential debts will comprise, among other things, any amounts owed in respect of local rates and certain amounts owed to the Irish Revenue Commissioners for income/corporation/capital gains tax, VAT, PAYE, social security and pension scheme contributions and remuneration, salary and wages of employees and certain contractors. Separately, the remuneration, costs and expenses of an examiner or liquidator (if either is appointed) rank in priority to preferential creditors and unsecured creditors. The priorities arising in an examinership are discussed in more detail in “— Priority of Examiner Payments” below.

Unfair Preference
Under Irish insolvency law, if an Irish company goes into liquidation, a liquidator may apply to the court to have certain transactions invalidated if the transaction amounted to an unfair preference. Section 604 of the Irish Companies Act provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against an Irish company, which is unable to pay its debts as they become due in favor of any creditor or any person on trust for any creditor, with a view of giving such creditor (or any surety or guarantor for the debt due to such creditor) a preference over the other creditors within six months (or in the case of a connected person, two years or in either case, such longer period as the court considers just and equitable having regard to the circumstances of the act concerned) of the commencement of an insolvent winding-up of the Irish company, shall be invalid. Case law relevant to Section 604 indicates that a dominant intent on the part of the entity concerned to prefer a creditor over its other creditors is necessary in order for Section 604 to apply. Section 604 is only applicable if, at the time of the conveyance, mortgage or other relevant act, the Irish company was unable to pay its debts as they become due. In addition, the insolvency “clawback” provisions identified above may also apply in the case of the Legal Defeasance or Covenant Defeasance by the Issuer or Irish Guarantor.
Disclaimer of Onerous Contracts
Section 615 of the Irish Companies Act confers power on a liquidator, with leave of the court, at any time within twelve months after the commencement of the winding-up or such extended period as may be allowed by the court, to disclaim any property of the Irish company being wound up which consists of, among other things, (i) unprofitable contracts or (ii) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. The liquidator’s hand may be forced, in that any person interested in the property may require him to decide whether or not he will disclaim and if the liquidator wishes to disclaim in such circumstances, he must give notice within 28 days or such further period as may be allowed by the courts that he intends to apply to court to disclaim.
A liquidator must disclaim the whole of the property, he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer the rights, interest and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability. Any person damaged by the operation of a disclaimer shall be deemed a creditor of the company to the amount of the damages, and may prove that amount as a debt in the winding-up.
The meaning given to an unprofitable contract is one that would involve the liquidator in some liability. There must be some “burden” associated with the contract; the mere fact that the insolvent company’s estate would be better off by disclaimer is not enough.
Examinership
In addition, a court protection procedure, known as examinership, is available under the Irish Companies Act to a company which is unable or is likely to be unable to pay its debts to facilitate the survival of a company and the whole or any part of its undertaking through the appointment of an examiner and the formulation by the examiner of proposals for a compromise or scheme of arrangement. Provided a company can demonstrate viability, and can satisfy certain tests, the High Court appoints an independent examiner whose function is to supervise the restructuring process. During the protection period he will formulate, in conjunction with the existing stakeholders and potential investors, proposals for a scheme of arrangement, which are presented to statutory meetings of classes of all the members and creditors of the debtor and ultimately to the High Court for confirmation. The scheme will provide for the treatment of creditors’ claims in the restructuring, the adjustment of the rights of shareholders, and a structure for the investment underpinning the restructuring. Once confirmed by the High Court the scheme is binding on the company and all its members and creditors. During the protection period the day-to-day business of the company remains under the control of the directors of the company, subject to certain rights of the examiner to apply to the High Court.

If the Issuer or any Irish Guarantor is placed in examinership, you will not be able to enforce your rights under the Notes or any Guarantee of the Notes during the period of the examinership without the leave of the Court or consent of the examiner as the case may be.
Effect of Appointment of Examiner
The effect of the appointment of an examiner is to suspend the rights of creditors for the protection period. For as long as a company is under the protection of the High Court, no attachment, sequestration, distress or execution shall be put into force against the property or effects of the relevant company except with the consent of the examiner.
No other proceedings in relation to the company may be commenced except by leave of the court and subject to such terms as it may impose. In addition, no payment may be made by a company during the period when it is under protection of the court by way of satisfaction or discharge of the whole or any part of a liability incurred by the company before the date of presentation of the petition for the appointment of the examiner, unless the report of the independent accountant contains a recommendation to that effect, or unless the court, on application being made by the examiner or any interested party, shall so authorize it, if the court is satisfied that a failure to do so would considerably reduce the prospects of the company or the whole or any part of its undertaking surviving as a going concern.
Liability of Guarantors
The Irish Companies Act provides, inter alia, that no proceedings of any sort may be commenced against a guarantor in respect of the debts of the Irish company in examinership.
Priority of Examiner Payments
Section 554 of the Irish Companies Act allows for the remuneration, costs and expenses of the examiner to be paid prior to any other claims including secured claims (whether secured by fixed or floating security). Section 529 of the Irish Companies Act provides that any liabilities incurred by a company in examinership (including new borrowings by the company during the period of examinership) which are certified by the examiner as having been incurred in circumstances where, in the opinion of the examiner, the survival of the company under court protection as a going concern during the protection period would otherwise be seriously prejudiced, shall be treated as expenses properly incurred for the purposes of Section 554 and will rank ahead of claims other than the claims of creditors secured by a mortgage, charge, lien or other encumbrance of a fixed nature or a pledge.
Improper Transfers
Under Section 608 of the Irish Companies Act, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the High Court that any property of such company was disposed of (which would include by way of conveyance, transfer, mortgage, security, loan or otherwise, whether by act or omission, directly or indirectly) and the effect of such a disposal was to perpetrate a fraud on the company, its creditors or members, the High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the High Court sees fit. The ability to seek the return of assets which have been improperly transferred is also available following the appointment of an examiner (Section 557) or a receiver (Section 443). Sections 608, 557 and 443 do not apply to a disposal that would constitute an unfair preference for the purpose of Section 604 of the Irish Companies Act. In addition, the insolvency “clawback” provisions identified above may also apply in the case of the Legal Defeasance or Covenant Defeasance by the Issuer or Irish Guarantor.
Corporate Benefit
We believe that in the case of the Guarantees given by the Irish Guarantors, these will be given in good faith for the purposes of carrying on each of their businesses and that there were reasonable grounds for believing that they would benefit each such Irish Guarantor. There can be no assurance, however, that the provision of the Guarantees by the Irish Guarantors will not be challenged by a liquidator, on the basis that the Irish Guarantors did not receive any benefit, or that a court would support this analysis.
The Netherlands
Insolvency Proceedings
One of the Subsidiary Guarantors is incorporated under the laws of the Netherlands (the “Dutch Guarantor”). Any insolvency proceedings applicable to the Dutch Guarantor will likely be governed by Dutch insolvency laws. There are three primary insolvency regimes under Dutch law: (a) moratorium of payment (surseance van betaling), which is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern; (b) the out of court restructuring plan (onderhands akkoord) procedure, which is also intended to facilitate the reorganization of a debtor’s debt and enable the debtor to continue as a going concern; and (c) bankruptcy (faillissement), which is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. In practice, a moratorium of payments often results in bankruptcy.
Unlike chapter 11 proceedings under U.S. bankruptcy law where both secured and unsecured creditors are generally barred from seeking to recover on their claims, moratorium of payment and bankruptcy proceedings against the Dutch guarantor would allow certain secured creditors and preferential creditors to satisfy their claims by enforcement of the security rights that secure their claims or to which they have preferential rights. Therefore, a recovery under Dutch law could involve a sale of the assets of the Dutch Guarantor in a manner that does not reflect its going concern value. Consequently, Dutch insolvency proceedings could preclude or inhibit a restructuring.
However, as from January 1, 2021, a new law relating to the implementation of a composition outside bankruptcy or moratorium of payments proceedings and is referred to as the Act on Court Confirmation of Extrajudicial Restructuring Plans (“CERP,” or “WHOA” in Dutch) entered into force. The WHOA introduced a framework allowing debtors to restructure their debts outside of formal insolvency proceedings (the “Dutch Scheme”). The Dutch Scheme provides, inter alia, that a restructuring plan in respect of a certain class of creditors or shareholders shall be approved and ratified by the courts in the event that two-third of the value of the amount of claims, or rights in case of shareholders, held by creditors or shareholders casting a vote in that class vote in favor of such restructuring plan (unless the scheme rules have not been complied with). Furthermore, a restructuring plan can be proposed to multiple classes of creditors, including classes of secured creditors, and shareholders at the same time. If at least one eligible class of creditors has voted in favor of the restructuring plan, the debtor or, if appointed, a restructuring expert, can request the court to approve the plan and bind all classes. This system of cross-class cramdown of dissenting creditors and shareholders is subject to a number of protective rules, including the right for a court to refuse confirmation of a composition plan, inter alia, if such plan does not meet the “best interests of creditors test.” Under the Dutch Scheme, the court may grant a stay on enforcement of four months, with a possible extension of four months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, unless leave from the court is obtained, including action to enforce security over the assets of the debtor. Accordingly, during such stay the holder of a pledge of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge. Under the Dutch Scheme, claims of creditors against the Issuer can be compromised as a result of a composition plan adopted and confirmed in accordance with the Dutch Scheme. Accordingly, the Dutch Scheme can affect the rights of the holders of Notes.
In Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors on the basis of the relative priority of the claims of those creditors and, to the extent claims of certain creditors have equal priority, in proportion to the amount of such claims. Certain parties, such as secured creditors, will benefit from special rights. Secured creditors such as pledgees and mortgagees may enforce their rights separately from bankruptcy and in principle do not have to contribute to the liquidation costs. All unsecured, pre-bankruptcy claims are submitted to a receiver for verification, and the receiver makes a determination as to the existence, ranking and value of the claim and whether and to what extent it should be admitted in the bankruptcy proceedings. Creditors that wish to dispute the verification of claims of other creditors by the receiver will need to commence a court proceeding in order to establish the amount and rank of the disputed claim.
No interest is payable by the bankrupt estate in respect of unsecured claims as at the date of a bankruptcy.
Enforceability
If Dutch law applies, receipt of any payment under a Guarantee may be affected by (a) the standards of reasonableness and fairness (maatstaven van redelijkheid en billijkheid); (b) force majeure (niet-toerekenbare tekortkoming) and unforeseen circumstances (onvoorziene omstandigheden); and (c) the other general defenses available to debtors under Dutch law in respect of the validity, binding effect and enforceability of such Guarantee. Other general defenses include claims that a Guarantee should be avoided because it was entered into through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or error (dwaling). Other impeding factors that apply in general (such as dissolution (ontbinding) of contract and set off (verrekening)) may apply with respect to the validity and enforceability of a Guarantee. In addition, in a Dutch Scheme, the terms of a guarantee may be subject to limitations and amendment.
The validity and enforceability of a Guarantee may also be successfully contested by the Dutch Guarantor (or its receiver in bankruptcy) on the basis of an ultra vires claim. Such a claim will be successful if both (i) the granting of a Guarantee does not fall within the scope of the objects clause as set out in the articles of association of the Dutch Guarantor (doeloverschrijding) and (ii) the counterparty of the Dutch Guarantor under the relevant Guarantee knew or ought to have known (without enquiry) of this fact. In determining whether the granting of a Guarantee is in furtherance of the objects and purposes of the Dutch Guarantor, a court will consider (i) the text of the objects clause in the articles of association of such company; (ii) whether the granting of such Guarantee is in the company’s corporate interests (vennootschappelijk belang) and to its benefit; and (iii) whether or not the subsistence of such company is jeopardized by the granting of such Guarantee. The mere fact that a certain legal act (rechtshandeling) is explicitly mentioned in a Dutch company’s objects clause, may not be conclusive evidence to state that such legal act is not ultra vires. Rather, a transaction must be in the corporate interest of a Dutch company in order to withstand a challenge that it is ultra vires.
The validity and enforceability of a Guarantee may also be successfully contested by any creditor, or by the Guarantor’s receiver in bankruptcy when the guarantor is in bankruptcy proceedings, if such obligation is prejudicial to the interests of any other creditor, or in case of bankruptcy the joint creditors (and the other requirements for voidable preference (actio pauliana), that apply on the basis of article 3:45 et seq. of the Dutch Civil Code (Burgerlijk Wetboek) or article 42 et seq. of the Dutch Bankruptcy Act (Faillissementswet), respectively, are met). Unless in the event that legal acts have been performed for no consideration, such a voidable preference action will only be successful if, at the time of the granting of the Guarantee, both the Guarantor and its counterparty with whom it acted knew or ought to have known that the granting of the Guarantee would be prejudicial to the rights of recourse of one or more of the Dutch Guarantor’s creditors or in case of bankruptcy, the joint creditors.

VALIDITY OF THE NOTES AND THE GUARANTEES
The validity of the Notes and the Guarantees will be passed upon by Hogan Lovells US LLP, our U.S. counsel, as to certain matters of New York law. Certain matters with respect to Delaware law, Irish law and Netherlands law will be passed upon by Hogan Lovells US LLP, William Fry LLP and Stibbe London B.V., respectively. Certain matters with respect to Georgia law will be passed upon by Steven B. Nickerson, Vice President and Deputy General Counsel of Smurfit Westrock plc. Cravath, Swaine & Moore LLP, U.S. counsel for the underwriters, will pass upon certain legal matters relating to the Notes and the Guarantees as to certain matters of New York law.
EXPERTS
The consolidated financial statements of Smurfit Westrock plc and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Smurfit Kappa Group Limited (previously named Smurfit Kappa Group plc) as of December 31, 2023 and 2022, and for each of the years in the three year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of WestRock Company appearing in WestRock Company’s Annual Report (Form 10-K) for the year ended September 30, 2023, and the effectiveness of WestRock Company’s internal control over financial reporting as of September 30, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
SMURFIT WESTROCK PLC
Debt securities
Guarantees
Warrants
Purchase Contracts
Units
Preference Shares
Ordinary Shares

SMURFIT KAPPA TREASURY UNLIMITED COMPANY
SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY
Debt Securities
Guarantees

SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY
SMURFIT KAPPA GROUP LIMITED
SMURFIT KAPPA INVESTMENTS LIMITED
SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY
SMURFIT INTERNATIONAL B.V.
SMURFIT WESTROCK US HOLDINGS CORPORATION
WESTROCK COMPANY
WESTROCK MWV, LLC
WESTROCK RKT, LLC
WRKCO INC.
Guarantees
Smurfit Westrock plc (“Smurfit Westrock”), a public limited company incorporated under the laws of Ireland, may use this prospectus to offer, from time to time, debt securities, guarantees of debt securities, warrants, purchase contracts, units, preference shares or ordinary shares. In addition, Smurfit Kappa Treasury Unlimited Company (“SKT”), a public unlimited company incorporated under the laws of Ireland and a wholly owned indirect subsidiary of Smurfit Westrock, and Smurfit Westrock Financing Designated Activity Company (“SWF”), a designated activity company incorporated under the laws of Ireland and a wholly owned direct subsidiary of Smurfit Westrock, may use this prospectus to offer, from time to time, debt securities and guarantees of debt securities, and the other Guarantors (as defined herein) may use this prospectus to offer, from time to time, guarantees of debt securities. Smurfit Westrock, SKT, SWF and the other Guarantors may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The specific terms of any securities to be offered will be described in a prospectus supplement.
Certain of these securities may also be resold by selling security holders, whether owned on the date hereof or hereafter. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering, the names of underwriters and the identities of any selling security holders. We will not receive any proceeds from any such sale of securities by a selling security holder. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
You should read this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information and Incorporation By Reference,” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Smurfit Westrock’s ordinary shares are admitted to trading on the New York Stock Exchange (“NYSE”) under the symbol “SW” and the London Stock Exchange (“LSE”) under the symbol “SWR.”
Investing in the securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase any securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated November 12, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or the selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. These summary descriptions are not meant to be complete descriptions of each security. In addition, specific information with respect to any offer and sale by any selling security holders will be set forth in the prospectus supplement relating to that transaction. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information and Incorporation By Reference.”
In this prospectus, when we refer to the “Company”, the “Group” “we,” “us” and “our”, we are referring to Smurfit Westrock and all of its subsidiaries (including any of their predecessors). SKT is an indirect, wholly owned subsidiary of Smurfit Westrock and SWF is a direct, wholly owned subsidiary of Smurfit Westrock. Both SKT and SWF serve as financing subsidiaries, responsible for certain treasury operations. The Company’s operating activities are carried out through its other wholly or majority owned subsidiaries.
Smurfit Westrock, SKT and SWF are collectively referred to herein as the “Issuers” and each may be referred to as an “Issuer.” Each of the Issuers may offer debt securities using this prospectus. SKT, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “Smurfit Westrock Guarantors”) will act as the guarantors of any debt securities issued by Smurfit Westrock using this prospectus. Smurfit Westrock, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SKT Guarantors”) will act as the guarantors of any debt securities issued by SKT using this prospectus. Smurfit Westrock, SKT, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SWF Guarantors” and, together with the Smurfit Westrock Guarantors and the SKT Guarantors, the “Guarantors”) will act as the guarantors of any debt securities issued by SWF using this prospectus.
In addition, Smurfit Westrock will be the issuer in any offering of warrants, purchase contracts, units, preference shares or ordinary shares using this prospectus. The debt securities, guarantees, warrants, purchase contracts, units, preference shares and ordinary shares that may be offered using this prospectus are referred to collectively as the “securities.”
This document does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended) (the “Irish Companies Act”) or Article 3 of the Regulation (EU) No. 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”) or the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended from time to time) (“EUWA”) (“UK Prospectus Regulation”), nor a comprehensive update of information relating to the Group. No offer of securities to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Irish Companies Act in general, or in particular pursuant to the Prospectus Regulation, the UK Prospectus Regulation, the European Union (Prospectus) Regulations 2019 of Ireland (S.I. No. 380/2019), or the Central Bank (Investment Market Conduct) Rules

(S.I. No. 366 of 2019). This document has not been approved or reviewed by or registered with the Central Bank of Ireland or the Financial Conduct Authority for the purposes of the Prospectus Regulation or the UK Prospectus Regulation.
This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. Smurfit Westrock is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement may include certain “forward-looking statements” (including within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding, among other things, the plans, strategies, outcomes, outlooks and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed Combination (as defined herein) (including, but not limited to, synergies as well as our scale, geographic reach and product portfolio, or impact of announced closures), and any other statements regarding Smurfit Westrock’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Forward-looking and other statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement may also address the Company’s corporate responsibility progress, plans, and initiatives (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, we are providing the following cautionary statement.
Statements that are not historical facts, including statements about the beliefs and expectations of the management of Smurfit Westrock, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur.
Important factors that could cause actual results to differ materially from plans, estimates or expectations include: ongoing weakness and/or changes in demand environment; the impact of economic downtime; our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the implementation of tariffs by the U.S. federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia, and other countries have taken or may take in response); the impact of prolonged or recurring U.S. federal government shutdowns and any resulting volatility in the capital markets or interruptions in the Company’s access to capital; public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company’s ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company’s capital expenditures; risks related to international sales and operations; failures in the Company’s quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company’s systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company’s ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company’s ability to comply with changing environmental laws and regulations; the Company’s ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company’s significant levels of indebtedness; the impact of the Combination on the Company’s credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company’s shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, U.S. or UK administrations; loss contingencies or legal proceedings instituted, threatened, future or pending against the Company, including with respect to antitrust related matters; actions by third parties, including government agencies; the Company’s ability to promptly and effectively integrate Smurfit Kappa’s and WestRock’s businesses; the Company’s ability to achieve the synergies and value creation contemplated by the Combination; the Company’s ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a U.S. corporation or be subject to certain unfavorable U.S. federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Group operates or in economic or technological trends or conditions, and other risks set forth under the heading “Risk Factors” in Part I, Item 1A. in the 2024 Form 10-K, and as may be updated in subsequent Quarterly Reports on Form 10-Q.
The Company’s forward-looking statements speak only as of the date of this prospectus or as of the date they are made. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Where You Can Find More Information and Incorporation By Reference
Smurfit Westrock files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains Smurfit Westrock’s reports, proxy statements and other information regarding us at http://www.sec.gov. Smurfit Westrock’s SEC filings are also available free of charge on Smurfit Westrock’s website at http://www.smurfitwestrock.com. Smurfit Westrock’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus and you should not rely on any such information in making your investment decision.
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information that we incorporate by reference is an important part of this prospectus.
We incorporate by reference in this prospectus the following documents:
•
Annual Report of Smurfit Westrock on Form 10-K for the year ended December 31, 2024, filed on March 7, 2025 (the “2024 Form 10-K”);

•
Quarterly Reports of Smurfit Westrock on Form 10-Q for the fiscal quarters ended March 31, 2025 (filed on May 9, 2025), June 30, 2025 (filed on August 7, 2025) and September 30, 2025 (filed on November 7, 2025);

•
Current Reports of Smurfit Westrock on Form 8-K/A filed on September 13, 2024 (excluding Exhibit 99.9), January 16, 2025, February 28, 2025, March 11, 2025, April 30, 2025 and May 2, 2025;

•
the description of our ordinary shares set forth under the heading “Description of Smurfit WestRock Shares and the Smurfit WestRock Constitution” in Smurfit Westrock’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-278185), originally filed with the SEC on March 22, 2024, and any amendment or report filed for the purpose of updating that description; and

•
the unaudited condensed pro forma combined financial information for the year ended December 31, 2024 set forth under the heading “Unaudited Condensed Pro Forma Combined Financial Information” in Smurfit Westrock’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-286364), originally filed with the SEC on April 3, 2025.

We also incorporate by reference into this prospectus any future filings that we may make with the SEC under Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that no portion of any documents or information that is deemed to be furnished and not filed with the SEC shall be incorporated by reference herein, and unless specifically stated to the contrary, no information disclosed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that may be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference into this prospectus.
We will provide, free of charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents that are incorporated by reference into this prospectus, if such person makes a written or oral request directed to Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland or by telephone at +353 1 202 7000.
You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

RISK FACTORS
Investing in the securities described in this prospectus involves certain risks. You should carefully consider the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities. If any such risk actually occurs, our business, results of operations, financial condition and prospects could be materially affected. You could lose all or part of your investment. In addition, although we discuss key risks in such discussion of risk factors, new risks may emerge in the future or there could be developments in existing risks, any of which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

THE COMPANY
Smurfit Westrock plc was created in July 2024 as a strategic combination between Smurfit Kappa Group Limited (“Smurfit Kappa”), one of the leading integrated corrugated packaging manufacturers in Europe, with a large-scale pan-regional presence in Latin America, and WestRock Company (“WestRock”), one of the leaders in North America in corrugated and consumer packaging solutions and a multinational provider of sustainable fiber-based paper and packaging solutions.
Smurfit Westrock is a global leader in sustainable, paper-based packaging with extensive scale, quality products and geographic reach and diversity. We aim to create the ‘go-to’ packaging partner of choice, bringing together highly complementary portfolios and sets of capabilities benefiting customers, employees and shareholders.
Smurfit Westrock was incorporated and registered in Ireland on July 6, 2017 under the Irish Companies Act as a private company limited by shares with the name “Cepheidway Limited” and registered number 607515. On September 12, 2023, Smurfit Kappa and WestRock announced entry into a transaction agreement pursuant to which the companies would execute a strategic combination (the “Combination”). Prior to the Combination, Smurfit Westrock re-registered as an Irish public limited company pursuant to Part 20 of the Irish Companies Act and was renamed “Smurfit Westrock plc.” Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock, and Smurfit Westrock continued as the new holding company of the combined group of Smurfit Kappa and WestRock. As a result of the Combination, former Smurfit Kappa shareholders and WestRock shareholders became holders of Smurfit Westrock ordinary shares. Smurfit Westrock had no historical operations nor traded or carried out any business of its own since its incorporation until just prior to consummation of the Combination.
Smurfit Westrock has a dual listing on the NYSE and the standard listing segment of the Official List of the UK Financial Conduct Authority, and Smurfit Westrock ordinary shares trade on the NYSE under the symbol “SW” and the LSE’s main market for listed securities under the symbol “SWR.”
Smurfit Westrock has its principal executive offices at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, Tel. No.: +353 1 202 7000.
You can find a more detailed description of Smurfit Westrock’s business in its Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder. We may pay certain expenses in connection with sales by selling security holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This section describes the general terms and provisions of the debt securities that Smurfit Westrock, SKT or SWF may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of any series of debt securities offered in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.
The debt securities are to be issued under an indenture among Smurfit Westrock, SKT, SWF, the other Guarantors, and Deutsche Bank Trust Company Americas, as trustee. A form of the indenture for the debt securities is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Our discussion of the indenture provisions is only a summary and is not complete. You should read the indenture, including changes to be filed as part of any prospectus supplement, for a more complete understanding of the provisions we describe. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with an applicable prospectus supplement.
General
Each Issuer may issue debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The indenture will not limit the aggregate amount of debt securities that an Issuer may issue or the number of series or the aggregate amount of any particular series. Each Issuer may issue debt securities and other securities at any time without your consent and without notifying you.
There is no requirement that an Issuer issue debt securities in the future under the indenture, and an Issuer may use other indentures or documentation containing different provisions in connection with future issues of such other debt securities.
The specific financial, legal and other terms particular to a series of debt securities will be described in the applicable prospectus supplement relating to the series. Those terms may vary from the terms described herein. Accordingly, this summary is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•
the Issuer and the Guarantors, if any, with respect to such series of debt securities;

•
the title of such series of debt securities;

•
any limit on the aggregate principal amount of such series of debt securities; provided that, unless otherwise provided, the authorized aggregate principal amount of such series may from time to time be increased above such amount by a board resolution to such effect;

•
the issue price or prices of originally issued debt securities of such series, expressed as a percentage of the principal amount, and the original issue date;

•
the person to whom any interest on a debt security of such series will be payable if other than the person in whose name the debt security is registered;

•
the maturity date and the date or dates on which the principal of the debt securities of such series is payable;

•
the rate or rates at which the debt securities of such series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record date for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;
•
the place or places where any amounts due will be payable and where such series of debt securities can be surrendered for registration, transfer, exchange or conversion, as well as the place where any notices or demands for such series of debt securities may be served;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at the option of the applicable Issuer and, if other than by a board resolution, the manner in which any election by such Issuer to redeem the debt securities will be evidenced;

•
any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•
the terms and conditions for conversion or exchange of such series of debt securities;

•
the denominations in which such series of debt securities will be issuable if other than denominations of $200,000 and any integral multiple of $1,000 in excess thereof (or in the case of debt securities denominated in a currency other than United States dollars, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such other currency));

•
if other than United States dollars, the currency, currencies or currency units in which the principal of, premium or Additional Amounts, if any, and interest on the debt securities of such series will be denominated, payable, redeemable or purchasable and the manner of determining the equivalent thereof in United States dollars for any purpose;

•
any index or other formula used to determine the amount of payment of principal of, premium or Additional Amounts, if any, and interest on such series of debt securities;

•
if any payment on such series of debt securities is to be payable, at the election of the applicable Issuer, any Guarantor or a holder thereof, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election will be made;

•
if other than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•
if the principal amount payable at maturity of such series of debt securities will not be determinable as of any one or more dates prior to the maturity, the amount which will be deemed to be the principal amount of such series of debt securities as of any such date for any other purpose (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
if the applicable Issuer may without your consent issue additional debt securities having the same terms and conditions as debt securities of the already issued series;

•
the forms of the debt securities of such series;

•
the applicability of the provisions described under “— Defeasance and Discharge”;

•
if such series of debt securities will be issuable in whole or part in the form of a global security as described under “— Transfer and Exchange — Global Securities,” the form of any legends to be borne by such global security, the depositary or its nominee with respect to such series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•
any addition to or change in the covenants or events of default described in this prospectus or in the indenture with respect to such series of debt securities;

•
whether such series of debt securities will be secured by any collateral and, if so, the terms and conditions upon which such series shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the applicable Issuer or any Guarantor;

•
the exchanges, if any, on which such series of debt securities may be listed; and

•
any and all other terms of such series of debt securities, including, but not limited to, any terms that may be required by or advisable under U.S. laws or regulations or otherwise included in connection with the marketing of such series.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
For purposes of this prospectus, any reference to the payment of principal of, premium, if any, or interest on debt securities will include Additional Amounts if required by the terms of the debt securities.
Guarantees
SKT, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “Smurfit Westrock Guarantors”) will act as the guarantors of any debt securities issued by Smurfit Westrock using this prospectus. Smurfit Westrock, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SKT Guarantors”) will act as the guarantors of any debt securities issued by SKT using this prospectus. Smurfit Westrock, SKT, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SWF Guarantors” and, together with the Smurfit Westrock Guarantors and the SKT Guarantors, the “Guarantors”) will act as the guarantors of any debt securities issued by SWF using this prospectus.
The Guarantors will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.
Ranking
The debt securities, unless otherwise described in the applicable prospectus supplement, will:
•
be senior unsecured obligations of the applicable Issuer;

•
rank equally in right of payment with all of the applicable Issuer’s existing and future indebtedness that is not subordinated in right of payment to such debt securities;

•
rank senior in right of payment to all of the applicable Issuer’s existing and future indebtedness that is subordinated in right of payment to such debt securities;

•
be effectively junior to all of the applicable Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness;

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be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s subsidiaries other than Smurfit Westrock’s subsidiaries that are Guarantors; and

•
be fully and unconditionally guaranteed by the applicable Guarantors, subject to any applicable contractual limitations that reflect limitations under applicable law.

The guarantees of the debt securities by a Guarantor, unless otherwise described in the applicable prospectus supplement, will:
•
be the senior unsecured obligations of such Guarantor;

•
rank equally in right of payment with all of such Guarantor’s existing and future indebtedness that is not subordinated in right of payment to such guarantees;

•
rank senior in right of payment to all of such Guarantor’s existing and future indebtedness that is subordinated in right of payment to such guarantees; and

•
be effectively junior to all of such Guarantor’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Exchange and/or Conversion Rights
The Issuers may issue debt securities that can be exchanged for or converted into ordinary shares or preference shares. If an Issuer does issue debt securities that can be exchanged for or converted into ordinary shares or preference shares, we will describe the terms of exchange or conversion in the applicable prospectus supplement.
Transfer and Exchange
The Issuers may issue debt securities that will be represented by either:
•
“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the applicable prospectus supplement whether the debt securities offered will be book-entry or certificated securities.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in certificated form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the applicable prospectus supplement. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement.
Certificated Securities
If you hold certificated securities issued under the indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Covenants
We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Protection in the Event of Change of Control
If a series of debt securities will include any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction, we will describe such covenant or provision in the applicable prospectus supplement.

Merger, Consolidation or Sale of Assets
No Issuer may, directly or indirectly: (1) consolidate or merge with or into another person (whether or not such Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of such Issuer and its subsidiaries taken as a whole, in one or more related transactions, to another person; unless:
(1)
either: (a) such Issuer is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the issue date of the applicable series of debt securities;

(2)
the Successor Issuer (if other than such Issuer) assumes all the obligations of such Issuer under the applicable series of debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3)
immediately after such transaction, no default or event of default exists; and

(4)
each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its guarantee shall apply to such person’s obligations in respect of the indenture and the applicable series of debt securities (unless such guarantee shall be released in connection with the transaction and otherwise in compliance with the indenture).

Smurfit Westrock (if it is not the Issuer, otherwise the prior paragraph shall apply to Smurfit Westrock as the Issuer) may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not Smurfit Westrock is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Smurfit Westrock and its subsidiaries taken as a whole, in one or more related transactions, to another person (other than the applicable Issuer or another Guarantor) unless:
(1)
Smurfit Westrock (or the person formed by or surviving any such consolidation or merger (if other than Smurfit Westrock) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Smurfit Westrock Successor”)) shall have by supplemental indenture confirmed its guarantee shall continue to apply to the applicable Issuer’s obligations in respect of the indenture and the applicable series of debt securities or, in the case of a Smurfit Westrock Successor, expressly assumed all the obligations of Smurfit Westrock under its guarantee under the indenture and the applicable series of debt securities;

(2)
either (a) Smurfit Westrock is the surviving company; or (b) the Smurfit Westrock Successor is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the issue date of the applicable series of debt securities; and

(3)
immediately after such transaction, no default or event of default exists.

For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of a person, which properties and assets, if held by such person instead of such subsidiaries, would constitute all or substantially all of the properties and assets of such person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such person.
Events of Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
•
a default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, such series of debt securities;

•
a default in payment when due of the principal of, or premium, if any, on, such series of debt securities;

•
a failure by Smurfit Westrock or any of its subsidiaries for 90 days after notice by the trustee or by the holders of at least 25% in principal amount of such series of debt securities to comply with any of the other agreements in the indenture; and

•
certain events relating to bankruptcy or insolvency.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
The indenture will require that the trustee shall, within 60 days after receiving written notice of an event of default with respect to a series of debt securities, give to the holders of such series notice of the uncured default or event of default. However, except in the case of a default or event of default that results from the failure to make any payment of the principal of, premium, if any, interest or Additional Amounts on the debt securities of such series, the trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of such series of debt securities. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of not less than a majority in principal amount of the then outstanding debt securities of such series may, by written notice to the trustee, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with any law or the indenture or that the trustee determines is unduly prejudicial to the rights of another holder of debt securities of such series, or that would involve the trustee in liability or expense.
The indenture will endow the holders of each series of debt securities to institute a proceeding with respect to such series, subject to certain conditions, which will be specified in the applicable prospectus supplement and which will include that the holders of at least 25% in principal amount of the then outstanding debt securities of such series make a written request upon the trustee to pursue the remedy under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders will have an absolute right to receive payment of the principal of, premium and Additional Amounts, if any, and interest, if any, on such series of debt securities and to bring suit for the enforcement of any such payment. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
The applicable Issuer, the applicable Guarantors and the trustee may modify the indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities under certain circumstances set forth in the indenture and to be described in the applicable prospectus supplement.
Legal Defeasance and Covenant Defeasance
The following discussion of legal defeasance and covenant defeasance will be applicable to your series of debt securities only if the applicable prospectus supplement so states.

An Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding debt securities of a series and all obligations of the applicable Guarantors discharged with respect to their guarantees of such debt securities (“Legal Defeasance”) except for:
(1)
the rights of holders of the outstanding debt securities of such series to receive payments in respect of the principal of, or interest, premium and Additional Amounts, if any, on such debt securities when such payments are due (including on a redemption date) from the trust referred to below;

(2)
the Issuer’s obligations with respect to such series of debt securities concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the Indenture.

If an Issuer exercises its Legal Defeasance option with respect to the debt securities of any series, payment of the debt securities may not be accelerated because of an event of default.
In addition, an Issuer may, at its option and at any time, elect to have its obligations and the obligations of the applicable Guarantors released with respect to certain covenants that will be described in the indenture (“Covenant Defeasance”) and thereafter payment on the debt securities of such series may not be accelerated because of an event of default relating to any omission to comply with those covenants. In the event Covenant Defeasance occurs, payment on the debt securities of such series may not be accelerated because of an event of default relating to certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events).
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
the applicable Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the applicable series of debt securities, money in the currency in which payment of such series is to be made, government obligations with respect to such series or a combination thereof, in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the debt securities are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the applicable Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee and in form and substance reasonably satisfactory to the trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the applicable debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the applicable Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee and in form and substance reasonably satisfactory to the trustee confirming that the holders of the applicable debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5)
the applicable Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the applicable series of debt securities over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(6)
the applicable Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel reasonably acceptable to the trustee and in form and substance reasonably satisfactory to the trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Redemption for Taxation Reasons
As will be further described in the applicable prospectus supplement, an Issuer may, at its option, redeem any series of debt securities in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the holders of such series of debt securities, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date and all Additional Amounts, if any, if the Issuer determinates that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a relevant taxing jurisdiction affecting taxation, or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgement or order by a court of competent jurisdiction), the Issuer or a Guarantor is or would be required to pay Additional Amounts with respect to such series of debt securities and the Issuer or such Guarantor cannot avoid such obligation by taking reasonable measures available to it. No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as applicable, would be obligated to pay any Additional Amounts.
Payment of Additional Amounts
As will be further described in the applicable prospectus supplement, all payments made by an Issuer on a series of debt securities or any Guarantor with respect to its guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of (i) any jurisdiction in which the Issuer or any Guarantor is organized or otherwise considered resident for tax purposes, or (ii) any jurisdiction from or through which payment on the debt securities of such series or any of the guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax, unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes of any relevant taxing jurisdiction shall at any time be required from any payments made with respect to a series of debt securities or the guarantees, the Issuer or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holders of the applicable series of debt securities or the trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:
(1)
any taxes imposed or levied by or on behalf of a relevant taxing jurisdiction upon any payments to a holder or beneficial owner who is liable for such taxes in respect of the debt securities of such series by reason of the holder or beneficial owner having any present or former connection with such relevant taxing jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such relevant taxing jurisdiction) other than a connection arising from the acquisition, ownership or holding of such debt securities or enforcement of rights thereunder or the receipt of payments in respect of the debt securities or with respect to any guarantee;

(2)
any taxes that would not have been imposed if the holder or beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled;

(3)
except in the case of the winding up of the applicable Issuer or Guarantor, any debt security is presented for payment (where presentation is required) in the relevant taxing jurisdiction;

(4)
any debt security is presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder;

(5)
any taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the debt securities or with respect to any guarantee;

(6)
any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)
a tax imposed in connection with a debt security presented for payment by or on behalf of a holder or beneficial owner who would have been able to avoid such tax by presenting the relevant debt security to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)
any taxes imposed, deducted or withheld pursuant to Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the issue date of the relevant debt security (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;

(9)
all United States backup withholding taxes;

(10)
any tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or

(11)
any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the debt securities been the holder, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.
Regarding the Trustee
Deutsche Bank Trust Company Americas will act as trustee under the indenture related to the debt securities of any series issued by the Issuers. The trustee’s current address is: Trust and Securities Services, 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019, United States.
You should note that if the trustee becomes a creditor of us, the indenture and the TIA limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the TIA, it must eliminate such conflict or resign.
Enforceability of Judgments
Since a substantial portion of the assets of the Issuers and the Guarantors are outside the United States, any judgment obtained in the United States against an Issuer or any Guarantor, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any redemption price and any purchase price with respect to a series of debt securities or the related guarantees, may not be collectable within the United States.
Governing Law
The indenture and each series of debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF ORDINARY SHARES
This prospectus relates to, among other securities, ordinary shares issued by Smurfit Westrock. The following description sets forth a summary of certain general terms and provisions of the ordinary shares and does not purport to be complete. It is subject to and qualified in its entirety by reference to Smurfit Westrock’s memorandum and articles of association (together, the “Constitution”), the Irish Companies Act and any other applicable Irish law concerning companies. The Irish Companies Act can be accessed online for free at www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 46 9423100 or by email publications@opw.ie. We encourage you to read those laws and documents carefully.
General
As of October 31, 2025, the authorized share capital of Smurfit Westrock was $10,000,000 and €25,000, divided into 9,500,000,000 ordinary shares of $0.001 par value each (each, an “Ordinary Share” and, together, the “Ordinary Shares”), 500,000,000 preference shares of $0.001 par value each and 25,000 Euro deferred shares of €1.00 each, which may be issued in such class or classes or series as the Board of Directors of Smurfit Westrock (the “Board”) may determine in accordance with the Constitution. As of October 31, 2025, 522,186,327 Ordinary Shares were issued and outstanding. All outstanding Ordinary Shares are fully paid.
All Ordinary Shares have equal voting rights and no right to a fixed income and carry the right to receive dividends. The holders of Ordinary Shares have the right to receive notice of, and to attend and vote at, all general meetings of Smurfit Westrock.
Transfer and Registration of Shares
Smurfit Westrock’s share register is maintained by Computershare Trust Company N.A.. Registration in the share register of Smurfit Westrock will be determinative of membership in Smurfit Westrock. A shareholder who holds Ordinary Shares beneficially will not be the holder of record of such Ordinary Shares. Instead, the depository or other nominee will be the holder of record of those Ordinary Shares. Accordingly, a transfer of Ordinary Shares from a person who holds such Ordinary Shares beneficially to a person who also holds such Ordinary Shares beneficially through a depository or other nominee will not be registered in Smurfit Westrock’s official share register, as the depository or other nominee will remain the record holder of any such Ordinary Shares.
A written instrument of transfer may be required to register on Smurfit Westrock’s official share register any transfer of Ordinary Shares (i) from a person who holds such Ordinary Shares directly to any other person, (ii) from a person who holds such Ordinary Shares beneficially to a person who holds such Ordinary Shares directly or (iii) from a person who holds such Ordinary Shares beneficially to another person who holds such Ordinary Shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred Ordinary Shares. An instrument of transfer is also required for a shareholder who directly holds Ordinary Shares to transfer those Ordinary Shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Smurfit Westrock’s official Irish share register. However, a shareholder who directly holds Ordinary Shares may transfer those Ordinary Shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty; provided there is no change in the ultimate beneficial ownership of the Ordinary Shares as a result of the transfer and the transfer is not made in contemplation of a sale of the Ordinary Shares.
The Board may also permit title to any Ordinary Shares to transfer without a written instrument of transfer where permitted by the Irish Companies Act, subject to compliance with the requirements imposed under the relevant provisions of the Irish Companies Act and any additional requirements which the Board may approve.
Any transfer of Ordinary Shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to Smurfit Westrock’s transfer agent. The Constitution allows Smurfit Westrock, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a transferee. In the event of any such payment, Smurfit Westrock is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set off the stamp duty against future dividends payable to the transferee of those Ordinary Shares and (iii) claim a lien against the Ordinary Shares on which it has paid stamp duty to the extent permitted under the Irish Companies Act. Parties to a share transfer should not assume that any stamp duty arising in respect of a transaction in Ordinary Shares has been paid unless one or both of such parties is otherwise notified by Smurfit Westrock.
Voting Rights
Each Ordinary Share entitles the holder to one vote per share at any general meeting of shareholders. Voting rights may be exercised by shareholders registered in Smurfit Westrock’s share register as of the record date for the general meeting or by a duly appointed proxy, which proxy need not be a shareholder of Smurfit Westrock. Beneficial owners of Ordinary Shares who hold Ordinary Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. All proxies must be appointed in the manner prescribed by the Constitution, which provides that the Board may permit shareholders to notify Smurfit Westrock of their proxy appointments electronically.
Dividend Rights
Under Irish law, dividends and distributions may be made only from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Smurfit Westrock are equal to, or in excess of, the aggregate of Smurfit Westrock’s called up share capital plus undistributable reserves and the distribution does not reduce Smurfit Westrock’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Smurfit Westrock’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Smurfit Westrock’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The determination as to whether or not Smurfit Westrock has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Smurfit Westrock. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Smurfit Westrock’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The Constitution authorizes the Board to declare dividends out of funds lawfully available without shareholder approval. The Board may also recommend a dividend to be approved and declared by shareholders at a general meeting. The Board may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency.
The Board may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Smurfit Westrock in relation to the Ordinary Shares held by such shareholder.
Dissolution; Rights Upon Liquidation
The rights of Ordinary Shareholders to a return of Smurfit Westrock’s assets in a liquidation or winding up, following the settlement of all claims of creditors, are prescribed in the Constitution. To the extent the Constitution does not contain specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to Ordinary Shareholders in proportion to the paid-up nominal value of the Ordinary Shares held. The Constitution provides that the Ordinary Shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

Issuance of New Ordinary Shares and Pre-emptive Rights
As a matter of Irish company law, the directors of a company may issue new ordinary shares (including the grant of options and issue of warrants) without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes cast by the company’s shareholders entitled to attend and vote on that resolution at a duly convened general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution.
The Board is currently authorized to issue new Ordinary Shares with an aggregate nominal value of up to $104,392.83, which is equivalent to approximately 20% of Smurfit Westrock’s issued ordinary share capital as of March 3, 2025. Such authority will expire at the earlier of the next annual general meeting of Smurfit Westrock or November 2, 2026 (i.e., 18 months from when the current authority was obtained). The Board will seek to have its authority renewed at the annual meeting of its shareholders, which is currently the customary practice for Irish incorporated issuers traded on the NYSE.
Under Irish law, certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. Ordinary Shares issued for cash must be offered to existing holders of Ordinary Shares on a pro rata basis to their existing holdings before the Ordinary Shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where Ordinary Shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where Ordinary Shares are issued pursuant to an employee stock option or similar equity plan.
The Board is currently authorized, for a period of up to the earlier of the next annual general meeting of Smurfit Westrock or November 2, 2026, to limit or exclude such pre-emption rights (i) upon the allotment of Ordinary Shares in connection with a rights issue in favor of the existing holders of Ordinary Shares (including rights to subscribe for, or convert into, Ordinary Shares where the Ordinary Shares attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of Ordinary Shares held by them); or (ii) in relation to any issue of Ordinary Shares and/or grant of rights to acquire Ordinary Shares for general purposes with an aggregate nominal value of up to $104,392.83, which is equivalent to approximately 20% of Smurfit Westrock’s issued Ordinary Share capital as of March 3, 2025. Current market practice facilitates the disapplication of statutory pre-emption rights in respect of up to 20% of issued ordinary share capital. The Board expects to propose the renewal of this authorization of up to 20% of issued Ordinary Share capital for a period of 18 months, which is currently the customary practice for Irish incorporated issuers traded on the NYSE. The Board will seek approval on a regular basis at its annual general meetings in subsequent years.
Change of Control
There are no provisions in the Constitution that would have an effect of delaying, deferring or preventing a change in the control of Smurfit Westrock.
Restrictions on Share Ownership and Payments to Holders
There are no restrictions under the Constitution or under Irish law that limit the right of non-Irish residents or foreign owners to freely hold their Ordinary Shares or to vote their Ordinary Shares. There are no legislative or other legal provisions currently in force in Ireland or arising under the Constitution that restrict the payment of dividends or distributions to holders of Ordinary Shares not resident in Ireland, except for Irish laws and regulations that restrict the remittance of dividends, distributions and other payments in compliance with the sanctions laws of the Security Council of the United Nations, the European Union (and any of its members), the United Kingdom and the United States.
General Meeting
Smurfit Westrock is required to hold an annual general meeting in each calendar year (at intervals of no more than 15 months after the previous annual general meeting) in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it.

An extraordinary general meeting of Smurfit Westrock may be convened by (i) the Board, (ii) a requisition of the shareholders of record holding not less than 10% of the paid up share capital of Smurfit Westrock carrying voting rights, (iii) on requisition of Smurfit Westrock’s auditors, or (iv) in certain limited circumstances, by the Irish High Court.
The Constitution provides that no business may be transacted at any general meeting unless a quorum is present. Except as provided in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporate member, shall be a quorum.
Listing and Tax
Smurfit Westrock currently maintains a listing on the NYSE (ticker symbol “SW”) and a standard listing on the LSE (ticker symbol “SWR”) for its Ordinary Shares.
Material Irish and United States federal income tax considerations applicable to the Ordinary Shares will be described in any prospectus supplement relating to the offering of such securities.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, units or preference shares that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. Certain holders of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that is covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling security holders may offer or sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
through underwriters;

•
through dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods or through any other method permitted by applicable law.

The prospectus supplement relating to any offering will identify or describe:
•
any underwriter, dealers or agents;

•
their compensation;

•
the net proceeds to us;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed.

Underwriters
If we or a selling security holder use underwriters in the sale of securities, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities will apply, and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot or in connection with the offering create a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Dealers
If we or a selling security holder use dealers in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, we or a selling security holder will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
We or a selling security holder may also sell securities directly or through agents that we or a selling security holder designate. The applicable prospectus supplement will name any agent involved in the offering and sale and will state any commissions we or a selling security holder will pay to that agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Institutional Investors
We or a selling security holder may also authorize underwriters, dealers or agents to solicit offers by various institutional investors to purchase the securities. In this case, payment and delivery will be made on a future date that the applicable prospectus supplement will specify. The underwriters, dealers or agents may impose limitations on the minimum amount that an institutional investor can purchase. They may also impose limitations on the portion of the aggregate principal amount of the securities that they may sell. Institutional investors include:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies;

•
educational and charitable institutions; and

•
other similar institutions we may approve.

The obligations of an institutional investor pursuant to a delayed delivery and payment arrangement will not be subject to any conditions; provided that an institution’s purchase of the securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that relate to the validity of the arrangements or the performance of the arrangements by the applicable Issuer or the institutional investor.
Indemnification
Agreements that we enter into or will enter into with underwriters, dealers or agents may entitle them to be indemnified, in the case of debt securities and guarantees, by the applicable Issuer and the Guarantors against various civil liabilities, including liabilities under the Securities Act and other U.S. securities laws. The agreements may also entitle them to contribution for payments that they may be required to make as a result of such liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Market Making
Various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
Other Transactions
We or the selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us, the selling security holders or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us or the selling security holders in settlement of those derivatives to close out any related open borrowings of our ordinary shares. In addition, we or the selling security holders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Selling Security Holders
In addition to selling securities under this prospectus, a selling security holder may:
•
transfer its securities covered by this prospectus in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•
sell its securities covered by this prospectus under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•
sell its securities covered by this prospectus by any other legally available means.

Expenses
The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

VALIDITY OF SECURITIES AND GUARANTEES
The validity of the debt securities issued by the Issuers, the guarantees by the Guarantors, and the debt warrants, purchase contracts and units issued by Smurfit Westrock will be passed upon by Hogan Lovells US LLP, our U.S. counsel, as to certain matters of New York law. The validity of the ordinary shares and preference shares and as to certain matters of Irish law with respect to the securities will be passed upon by William Fry LLP, our Irish counsel. Certain matters with respect to Delaware law and Netherlands law will be passed upon by Hogan Lovells US LLP and Stibbe London B.V., respectively. Certain matters with respect to Georgia law will be passed upon by Steven B. Nickerson, Vice President and Deputy General Counsel of Smurfit Westrock plc.
EXPERTS
The consolidated financial statements of Smurfit Westrock plc and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Smurfit Kappa Group Limited (previously named Smurfit Kappa Group plc) as of December 31, 2023 and 2022, and for each of the years in the three year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of WestRock Company appearing in WestRock Company’s Annual Report (Form 10-K) for the year ended September 30, 2023, and the effectiveness of WestRock Company’s internal control over financial reporting as of September 30, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Smurfit Westrock Financing Designated Activity Company
$800,000,000 5.185% Senior Notes due 2036
guaranteed on a senior basis by Smurfit Westrock plc and certain of its subsidiaries

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup
Credit Agricole CIB
Mizuho
Wells Fargo Securities
ING
J.P. Morgan
PNC Capital Markets LLC
RBC Capital Markets
SMBC Nikko
Senior Co-Managers
Barclays
BNP PARIBAS
COMMERZBANK
Danske Markets
Deutsche Bank Securities
Goodbody
Lloyds Securities
NatWest
Rabo Securities
Santander
Scotiabank
SEB
TD Securities
Co-Managers
Bank of China
Regions Securities LLC
Siebert Williams Shank
The Governor and Company of the Bank of Ireland
November 17, 2025